    As filed with the Securities and Exchange Commission on October 20, 2003

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. 3)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement     [ ] Confidential, for Use of the Commission
                                        Only (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or 240.14a-12


                            SILVERLEAF RESORTS, INC.
                (Name of Registrant as Specified In Its Charter)

                                       N/A
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to
    Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

    [ ] Fee paid previously with preliminary materials.

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

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(2) Form, Schedule or Registration Statement No.:

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(4) Date Filed:

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

                                      LOGO

                            SILVERLEAF RESORTS, INC.
                              1221 RIVER BEND DRIVE
                                    SUITE 120
                               DALLAS, TEXAS 75247

                  NOTICE OF 2003 ANNUAL MEETING OF SHAREHOLDERS

         Dear Shareholder:


         The 2003 Annual Meeting of Shareholders of Silverleaf Resorts, Inc. (the "Company") will be held at the Wyndham Anatole Hotel at 2201 Stemmons Freeway, Dallas, Texas 75207 on Tuesday, December 16, 2003 at 9:00 a.m. to:


         1. elect five Directors of the Company to serve until the Annual Meeting of Shareholders in 2004 and until their successors are elected and qualify;

         2. approve an amendment to the Company's Articles of Incorporation and Bylaws to eliminate the staggered Board of Directors and provide for annual election of all Directors;

         3. approve an amendment to the Company's Articles of Incorporation to reduce the votes required to amend the Articles of Incorporation from two-thirds of the shares of common stock outstanding to a majority of the shares of common stock outstanding;

         4. approve an amendment to the Company's Articles of Incorporation to reduce the votes required to approve a merger, share exchange, consolidation, dissolution, or sale of all or substantially all of the assets of the Company from two-thirds of the shares of common stock outstanding to a majority of the shares of common stock outstanding;


         5. approve the 2003 Stock Option Plan;


         6. ratify the appointment of BDO Seidman LLP as the Company's independent public accountants for the year ending December 31, 2003; and

         7. transact such other business as may properly be brought before the 2003 Annual Meeting or any adjournments or postponements thereof.


         The Board of Directors has nominated five individuals for election to serve as Directors. The Board of Directors recommends that you vote FOR these nominees. The Board of Directors has approved the amendments to the Company's Articles of Incorporation and recommends that you vote FOR the approval of the amendments. The Compensation Committee of the Board of Directors has approved the 2003 Stock Option Plan, and the Board of Directors recommends that you vote FOR the approval of the 2003 Stock Option Plan. The Audit Committee has retained BDO Seidman LLP as the independent public accountants of the Company and the Board of Directors recommends that you vote FOR ratification of the appointment of the independent public accountants. Only shareholders of record at the close of business on November 3, 2003 are entitled to notice of and to vote at the 2003 Annual Meeting or any adjournments or postponements thereof. A complete list of shareholders entitled to vote at the 2003 Annual Meeting will be maintained in the Company's offices at 1221 River Bend Drive, Suite 120, Dallas, Texas for ten days prior to the meeting.


         ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE 2003 ANNUAL MEETING. YOU ARE REQUESTED, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING IN PERSON, YOU MAY REVOKE THE PROXY AND VOTE THE SHARES.

         By Order of the Board of Directors,


         SANDRA G. CEARLEY
         Secretary


         Dallas, Texas
         November 12, 2003]

                            SILVERLEAF RESORTS, INC.

                                 PROXY STATEMENT
                       2003 ANNUAL MEETING OF SHAREHOLDERS


         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Silverleaf Resorts, Inc. ("Silverleaf" or the "Company") for use at the Annual Meeting of Shareholders to be held at 9:00 a.m. on December 16, 2003, at the Wyndham Anatole Hotel at 2201 Stemmons Freeway, Dallas, Texas 75207 or at any adjournment or postponement thereof, (the "2003 Annual Meeting").



         The Company's principal executive offices are located at 1221 River Bend Drive, Suite 120, Dallas, Texas 75247. A copy of the Company's 2002 Annual Report to Shareholders and this Proxy Statement and accompanying proxy card will be first mailed to shareholders on or about November 12, 2003.


         VOTING PROCEDURES

         A proxy card is enclosed for your use. You are solicited on behalf of the Board of Directors to sign, date and return the proxy card in the accompanying envelope, which is postage prepaid if mailed in the United States.

         Concerning the election of directors, you may: (a) vote for each of the director nominees; or (b) withhold authority to vote for one or more nominees according to the way you mark your proxy card. With respect to the election of directors, cumulative voting is not permitted. Concerning the approval of the amendments to the Company's Articles of Incorporation and Bylaws and the 2003 Stock Option Plan and the ratification of BDO Seidman, LLP as the Company's independent public accountants, by checking the appropriate box you may: (a) vote "For" the item; (b) vote "Against" the item; or (c) "Abstain" from voting on the item.

         Shareholders may vote by either completing and returning the enclosed proxy card prior to the 2003 Annual Meeting, voting in person at the 2003 Annual Meeting or submitting a signed proxy card at the 2003 Annual Meeting.

         YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO SIGN AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.


         You may revoke your proxy at any time before it is actually voted at the 2003 Annual Meeting by delivering a written notice of revocation, signed by the shareholder of record and specifying the number of shares to which it relates, to the Secretary of the Company at 1221 River Bend Drive, Suite 120, Dallas, Texas 75247 no later than 5:00 p.m. on December 12, 2003; by submitting a later dated proxy; or by attending the 2003 Annual Meeting and voting in person. Attendance at the 2003 Annual Meeting will not, by itself, constitute revocation of the proxy. If your shares are held in the name of your broker, you will have to make arrangements with your broker to revoke any previously executed proxy. You may also be represented by another person present at the 2003 Annual Meeting by executing a form of proxy designating such person to act on your behalf.


         Each unrevoked proxy card properly signed and received prior to the close of the 2003 Annual Meeting will be voted as indicated. Unless otherwise specified on the proxy, the shares represented by a signed proxy card will be voted FOR each of the items on the proxy card and will be voted in the discretion of the persons named as proxies on any other business that may properly come before the 2003 Annual Meeting.

         If a proxy card indicates an abstention or a broker non-vote on a particular matter, then the shares represented by such proxy will be counted for quorum purposes, but will not be counted as a vote "For" or "Against" any proposal. An abstention or a broker non-vote could have an effect on the outcome of the voting on the Proposals that require the affirmative vote of a specified portion of the Company's outstanding shares entitled to vote thereon.


         The presence at the 2003 Annual Meeting, in person or by proxy, of a majority of the shares of the Company's Common Stock ("Common Stock") issued and outstanding on November 3, 2003, will constitute a quorum.


         Votes cast at the 2003 Annual Meeting will be tabulated by the persons appointed by the Company to act as inspectors of election for the 2003 Annual Meeting.

         The expense, if any, of soliciting proxies and the cost of preparing, assembling and mailing material in connection with the solicitation of proxies will be paid by the Company. In addition to the use of mails, certain directors, officers or employees of the Company and its subsidiaries, who receive no compensation for their services other than their regular salaries, may solicit proxies. The

Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals and to request authority for the execution of proxies.The Company may reimburse such persons for their expenses incurred in doing so.

         SHARES ENTITLED TO VOTE AND REQUIRED VOTE



         Shareholders of record at the close of business on November 3, 2003 are entitled to vote at the 2003 Annual Meeting. At that date, 36,826,906 shares of Common Stock were outstanding. The number of holders of record was approximately
100. A majority of the shares outstanding must be present in person or represented by proxy to constitute a quorum for the 2003 Annual Meeting. The number of votes required to take or authorize each of the actions to be acted upon at the 2003 Annual Meeting is set forth in the descriptions of the Proposals below. Each share of Common Stock is entitled to one vote.



                  ANNUAL REPORT AND OTHER FINANCIAL INFORMATION



         The Annual Report to shareholders on Form 10-K/A for the year ended December 31, 2002 and the Company's quarterly reports to the Securities and Exchange Commission on Form 10-Q for the quarters ended March 31, 2003 and June 30, 2003 accompany the proxy material being mailed to all shareholders. The financial information reflected therein for the year ended December 31, 2002, and the related notes thereto beginning on page F-1 of the Annual Report, as well as the sections of the Annual Report entitled "Selected Financial Information," "Management's Discussion and Analysis and Results of Operations," and "Quantitative and Qualitative Disclosures About Market Risk" beginning on pages 41, 43, and 54 of the Annual Report, respectively, are incorporated in their entirety into this proxy statement by this reference. The Condensed Consolidated Statements of Income, the Condensed Consolidated Balance Sheet and the Condensed Consolidated Statements of Cash Flows of the Company and its subsidiaries beginning on pages 3, 4, and 6, respectively, of the Company's quarterly reports to the Securities and Exchange Commission on Form 10-Q for the quarters ended March 31, 2003 and June 30, 2003 are also incorporated herein by reference.


             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

         Mr. Mead, a Director and Chief Executive Officer of the Company, has an interest in the adoption of Proposals 2, 3 and 4. As more fully described under the section entitled "Background and Purpose for Proposed Amendments to the Company's Articles of Incorporation" below, Mr. Mead has agreed with a non-affiliated third party to vote his shares of common stock in favor of the amendments. Mr. Mead owns approximately 30.82% of the Company's outstanding shares. The Board of Directors has unanimously approved the amendments to the Company's Articles. Mr. Mead is a nominee for election as a Director of the Company.


         Certain of the executive officers of the Company, including the Named Executive Officers, have been granted options to purchase shares of the Company's common stock under the 2003 Stock Option Plan ("2003 Plan") which shareholders are being asked to approve pursuant to Proposal 5 below. A complete description of the 2003 Plan is set forth in Proposal 5. If the 2003 Plan is not approved by shareholders, the options previously granted by the Board of Directors under the 2003 Plan will terminate. There are insufficient shares of common stock available under the Company's 1997 Stock Option Plan to replace the options which would be terminated if the shareholders do not approve the 2003 Plan. The Board of Directors and the Company believe it is in the best interests of the shareholders that it have sufficient options available to use for compensating the current and future officers, directors and key employees necessary for the Company's success.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT


         Set forth in the following table is the beneficial ownership of the Company's Common Stock as of September 30, 2003 by (i) those persons known to the Company to be the beneficial owners of more than five percent of the outstanding shares, (ii) each current director and the five executive officers of the Company named under the table titled "Executive Compensation" and (iii) all directors and executive officers as a group.



                                                                                                    SHARES          PERCENT
                                                                                                  BENEFICIALLY        OF
          NAME OF BENEFICIAL OWNER(a)                                   POSITION                     OWNED          CLASS(b)
-----------------------------------------------------------   --------------------------------    ------------    ------------
Robert E. Mead(c) .........................................   Chairman of the Board and             11,349,417           30.82
                                                              Chief Executive Officer
Sharon K. Brayfield(c)(d) .................................   President and Director                   251,517               *
David T. O'Connor(c)(e) ...................................   Executive Vice                           350,000               *
                                                              President -- Sales
Harry J. White, Jr.(c)(f) .................................   Chief Financial Officer and               69,500               *
                                                              Treasurer
Edward L. Lahart(c)(g) ....................................   Executive Vice President -                37,650               *
                                                              Operations
J. Richard Budd (h)(i) ....................................   Director                                  98,333               *
James B. Francis, Jr.(j)(k) ...............................   Director                                 100,333               *
Herbert B. Hirsch(l)(i) ...................................   Director                                  38,333
R. Janet Whitmore(m)(i) ...................................   Director                                 117,133               *
All Directors and Executive Officers as a
    Group  (17 persons) ...................................                                         12,534,816           33.17
    Grace Brothers, Ltd. and Grace Investments, Ltd(n)  ...                                         11,571,425           31.42


----------

*        Less than 1%.

(a) Except as otherwise indicated, each beneficial owner has the sole power to vote and to dispose of all shares of Common Stock owned by such beneficial owner.

(b) Pursuant to the rules of the Securities and Exchange Commission, in calculating percentage ownership, each person is deemed to beneficially own the shares subject to options exercisable within sixty days, but shares subject to options owned by others (even if exercisable within sixty days) are not deemed to be outstanding shares. In calculating the percentage ownership of the directors and officers as a group, the shares subject to options exercisable by directors and officers within sixty days are included within the number of shares beneficially owned.

(c) The address of such person is 1221 River Bend Drive, Suite 120, Dallas, Texas 75247.


(d) Includes options to purchase 165,000 shares of stock which options are either currently exercisable or which will become exercisable within sixty days from the date hereof.



(e) Includes options to purchase 350,000 shares of stock which options are either currently exercisable or which will become exercisable within sixty days from the date hereof.



(f) Includes options to purchase 69,500 shares which options are either currently exercisable or which will become exercisable within sixty days from the date hereof.



(g) Includes options to purchase 37,650 shares which options are exercisable within sixty days from the date hereof.


(h) The address of such person is 360 Lexington Ave, Third Floor, New York, NY 10017.

(i) Includes options to purchase 38,333 shares which options are currently exercisable or which will become exercisable within sixty days from the date hereof.

(j) The address of such person is 2911 Turtle Creek Boulevard, Suite 925, Dallas, Texas 75219.

(k) Includes options to purchase 98,333 shares which options are exercisable within sixty days from the date hereof.

(l)      The address of such person is 64 Hurdle Fence Drive, Avon, Connecticut
         06001.

(m)      The address of such person is 10305 Oaklyn Drive, Potomac, Maryland
         20854.

(n) This information is based upon information provided by Grace Brothers, Ltd. ("Grace") and Grace Investments, Ltd. ("Grace Investments") on
         Schedule 13D dated May 15, 2002 and filed with the Securities and Exchange Commission. Bradford T. Whitmore ("Whitmore") and Spurgeon Corporation ("Spurgeon") are the general partners of Grace and Grace Investments. Grace beneficially owns 7,577,219 shares, and Grace Investments beneficially owns 3,994,206 shares. As general partners of Grace and Grace Investments, Whitmore and Spurgeon may be deemed beneficial owners of 11,571,425 shares, although they disclaim beneficial ownership. Mr. Whitmore is the brother of R. Janet Whitmore, a current director and nominee for re-election as director of the Company. Mr. Whitmore was a member of an ad hoc committee of noteholders who nominated two persons for election to the Board of Directors pursuant to the terms of the exchange offer more fully described below. Ms. Whitmore disclaims any beneficial interest in the shares owned by Grace and Grace Investments.

         SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities ("Insiders"), to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock. Insiders are required by the Commission's regulations to furnish to the Company copies of all Section 16(a) reports filed by such persons.

         To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations from the Insiders, all Insiders, except Lelori Marconi complied with all applicable
Section 16(a) filing requirements. Mr. Marconi inadvertently did not file an initial report on Form 3 when he was named as an Executive Officer of the Company in October 2002; however, he filed an annual report on Form 5 on February 14, 2003 reporting all holdings that should have been reported on Form 3.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         GENERAL INFORMATION -- ELECTION OF DIRECTORS

         Pursuant to the Company's Articles of Incorporation, as amended (the "Articles"), the Bylaws, as amended (the "Bylaws"), and resolutions adopted by the Company's Board of Directors, the Company currently has five directors, who each serve staggered terms based upon a classification system for Directors. The Company's Articles currently provide for its Board of Directors to be divided into three classes with one class of directors elected each year for a three-year term or until his or her successor is elected and qualified. One Class I Director and two Class II Directors were elected at the 1998 and 1999 Annual Meetings, respectively. Each Director was elected to a three-year term or until his successor was elected and qualified. The Company was unable to conduct Annual Meetings of Shareholders in 2001 and 2002 because it could not deliver to its Shareholders audited financial statements for 2000 and 2001, respectively, due to its liquidity crisis and inability to complete the audit for each of those years until 2002. Therefore, the terms of the Class I and Class II Directors will continue until the nominees are elected at the 2003 Annual Meeting or until their successors are elected and qualified. The terms of the Class III Directors will expire at the 2003 Annual Meeting. The Board of Directors was reconstituted following the completion of the Company's debt restructuring that is more fully described in the accompanying annual report on SEC Form 10-K. Mr. Hirsch was appointed by the Board of Directors to serve as the sole Class I Director. Ms. Whitmore and Mr. Francis were appointed the Class II Directors, and Mr. Budd was appointed the Class III Director. Mr. Mead was previously elected as a Class III Director and remained a Class III director.

         If the amendments to the Company's Articles as described in Proposal 2 are approved by the Shareholders at the 2003 Annual Meeting, each Director will serve for a term of one year. However, if the amendments are not approved, each of the Directors elected by the Shareholders at the 2003 Annual Meeting will continue to be the designated Class I, Class II and Class III Directors with their respective terms staggered in order to comply with the current provisions of the Articles. Each of the Directors will be elected to a term that would correspond to the term that would have resulted had the 2001 and 2002 Annual Meetings been conducted. Therefore, the Class I Director will serve until the 2004 Annual Meeting, the Class II Directors will serve until the 2005 Annual Meeting, and the Class III Directors will serve until the 2006 Annual Meeting.

         Each of the Company's current directors has been nominated by the Board of Directors for election to serve as Director or until his or her respective successor is elected or appointed. The nominees for election as a director are:

                              J. Richard Budd, III
                              James B. Francis, Jr.
                                Herbert B. Hirsch
                                 Robert E. Mead
                                R. Janet Whitmore

         For a description of the background and qualifications of each of the nominees see "Directors and Executive Officers."

         In the absence of instructions to the contrary, votes will be cast FOR the election of each of the above nominees pursuant to the proxies solicited hereby. In the event any of the nominees is unable or declines to serve as a Director at the time of the 2003 Annual Meeting, the proxy will be voted for any substitute nominee selected by the current Board of Directors. Management has no reason to believe, at this time, that any of the nominees will be unable or will decline to serve if elected. Each nominee has informed the Company that he or she will serve if elected.

         DIRECTOR COMPENSATION

         In July 1997, the Company granted to Mr. Francis, as directors' fees, options to purchase 40,000 shares of Common Stock at $16.00 per share. Such options vested in three equal portions over a term of three years, with the first vesting date occurring in May 1998, the second in May 1999, and the third in May 2000. The options expire in June 2007. The Company granted to Mr. Francis 20,000 additional options in 1999 at an exercise price of $7.3125 per share which also vested over a three-year period beginning in November 2000. During 2002, each Independent Director (Ms. Whitmore and Messrs. Budd, Francis and Hirsch) was granted additional options to purchase 115,000 shares at $0.295 per share. Such options vest in three equal portions over a term of three years commencing in May 2003.

         In addition to the option grants, each of the Independent Directors receives an annual fee of $25,000, payable quarterly, plus $2,000 for each meeting of the Board of Directors attended in person. Each of the Independent Directors who serves on one or more committees of the Board of Directors receives an additional annual fee of $5,000, also payable quarterly, for serving on one committee of the Board of Directors, plus an additional annual fee of $2,500 for each additional committee membership. The Independent Directors are reimbursed for expenses incurred in attending meetings of the Board of Directors. Officers of the Company who are directors are not paid any directors' fees but are reimbursed for expenses of attending meetings of the Board of Directors.

         BOARD OF DIRECTORS AND COMMITTEE MEETINGS

         Board of Directors. The Board of Directors took action either during regularly-scheduled or special meetings or by written consent nineteen times during the year ended December 31, 2002. The Audit Committee took action either during regularly-scheduled or special meetings or by written consent six times in 2002. The Executive Committee took action either during regularly-scheduled or special meetings or by written consent three times during 2002 before it was abolished as a result of the reconstitution of the Board of Directors in May 2002. The Compensation Committee took action either during regularly-scheduled or special meetings or by written consent eight times during 2002. The Accounts and Acquisitions Committee took action either during regularly-scheduled meetings or special meetings or by written consent seventeen times in 2002. During 2002, all members of the Board of Directors attended at least seventy-five percent of the Board meetings and Committee Meetings.

         Executive Committee. The Board of Directors had an executive committee (the "Executive Committee") until May 2002. The Executive Committee was authorized in the intervals between meetings of the Board of Directors to perform all of the rights and duties of the Board of Directors, except the power to declare dividends or distributions on stock, approve any merger or share exchange which does not require shareholder approval, amend the Bylaws, issue stock other than as permitted by statute, recommend to the shareholders any action that requires shareholder approval, or exercise rights delegated to the Audit Committee or Compensation Committee. The members of the Executive Committee were Ms. Brayfield and Messrs. Mead and Francis. In May 2002, the Executive Committee was abolished and the full Board of Directors reserved for itself all powers formerly delegated to the Executive Committee.


         Audit Committee. The Board of Directors has established an audit committee (the "Audit Committee"), which consists of two or more directors who meet the independence requirements imposed by the New York Stock Exchange's Audit Committee Policy. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants and the adequacy of the Company's internal accounting controls, considers the range of audit and non-audit fees, and reviews the Company's periodic reports to the Securities and Exchange Commission. The current members of the Audit Committee are Messrs. Budd and Hirsch and Ms. Whitmore. Mr. Francis served on the Audit Committee until his resignation from that committee in July 2003.


         Compensation Committee. The Board of Directors has established a compensation committee (the "Compensation Committee"), which consists of two directors who are non-employee directors within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 (an "Independent Director") to determine compensation for the Company's senior executive officers and to administer the Company's 1997 Stock Option Plan and the 2002 Stock Option Plan. The current members of the Compensation Committee are Ms. Whitmore and Messrs. Budd and Hirsch. For the period ending December 31, 2002, the Compensation Committee made all decisions regarding executive compensation and administration of the 1997 Stock Option Plan and 2002 Stock Option Plan. See "Executive Compensation -- Report of Compensation Committee."

         Accounts and Acquisitions Committee. The Board of Directors has established a financial accounts and acquisitions committee (the "Accounts and Acquisitions Committee") to approve routine financial transactions such as the opening of a bank account or the purchase, lease or disposition of assets with a value not exceeding $100,000. The members of the Accounts and Acquisitions Committee are Ms. Whitmore and Mr. Mead.

         The Board of Directors of the Company does not have a nominating committee or any other committee except as set forth above.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE DIRECTORS NOMINATED IN PROPOSAL 1.


                              PROPOSALS 2, 3 AND 4

                       BACKGROUND AND PURPOSE FOR PROPOSED
              AMENDMENTS TO THE COMPANY'S ARTICLES OF INCORPORATION

         The general purpose of Proposals 2, 3 and 4 is to modify certain existing corporate governance matters by amending the Articles of the Company. These changes are proposed in order to (a) require the annual election of all directors (Proposal 2); (b) allow the

Articles to be amended based on a majority vote of shareholders, rather than a two-thirds majority vote (Proposal 3); and (c) allow mergers and certain other major corporate actions based on a majority vote rather than a two-thirds vote (Proposal 4).

         In February 2001, the Company disclosed significant liquidity issues, which caused it to violate various financial covenants in its credit facilities with its senior lenders. In negotiations with the senior lenders to restructure the credit facilities and to enable the Company to continue in business, the Company determined that the senior lenders would not accept the proposals to make necessary amendments to the credit facilities, unless the Company was able to (i) substantially reduce its payment obligations to the holders of the Old Notes, (ii) convert a substantial portion of the debt represented by the Old Notes into common stock, and (iii) substantially modify the Indenture which secures the Old Notes by the consent of the holders. Therefore, the underlying purpose of the Exchange Offer was to reorganize the Company's capital structure in such a manner as to induce the senior lenders to restructure the credit facilities. Prior to the consummation of the Exchange Offer in May 2002, there were $66.7 million in Old Notes outstanding. The interest rate on the Old Notes is 10 1/2%. Interest is paid on the Old Notes semi-annually on April 1 and October 1 of each year until maturity. The Old Notes mature and all principal and remaining accrued interest are due on April 1, 2008.

         The Company's senior lenders agreed to amend the credit facilities if at least 80% of the holders of the Old Notes agreed to exchange their Old Notes for a combination of common stock (i.e., the Exchange Stock) and newly issued subordinated notes (i.e., the Exchange Notes) paying interest at a much lower rate than the Old Notes. As a part of the Exchange Offer, the interest rate payable on the Exchange Notes was set at 6%. Interest on the Exchange Notes is payable on April 1 and October 1 until maturity, which will occur on April 1, 2007. The Company negotiated all the terms and conditions of the Exchange Offer with an ad hoc committee comprised of the principal holders of the Old Notes.

         After the Exchange Offer, only $9.8 million in Old Notes remained outstanding. On the effective date of the Exchange Offer in May 2002, the Company issued 23.9 million shares of its common stock and $28.5 million in principal amount of the new 6% Exchange Notes in exchange for the tender of $56.9 million in principal amount of the Old Notes. At December 31, 2002, the Company was current in all its obligations under both the Old Notes and the Exchange Notes.

         In connection with the Exchange Offer described above, Grace Brothers, Ltd. and Grace Investments, Ltd. (collectively, "Grace") and Mr. Mead entered into a letter agreement pursuant to which Mr. Mead agreed that, in his capacity as a Director of the Company and as a shareholder, he would work to adopt the amendments to the Company's Articles that are described in the following Proposals 2, 3 and 4. Mr. Mead further agreed to vote all of the shares that he owns or controls in favor of each of the proposals. In a filing with the SEC on May 17, 2002, Grace disclosed that its intention was to effect these corporate governance changes as well.

         All of the shares owned by Grace were acquired when Grace converted its Old Notes for Exchange Notes plus shares of common stock at the rate of $500 of Exchange Notes plus 445 shares of the Company's common stock for each $1,000 of the principal amount outstanding of the Old Notes tendered in the exchange. At the conclusion of the Exchange Offer, Grace owned 31.42% of the outstanding shares of the Company's common stock, and Mr. Mead owned approximately 19.69%. Mr. Mead purchased an additional 4,099,317 shares which increased his ownership interest to 30.82% of the outstanding shares.

         The proposed amendments to the Company's articles discussed in Proposals 2, 3 and 4 are not the result of any specific effort by any affiliate or any third party to obtain control of the Company. Rather, these amendments are a direct result of the Exchange Offer described above. Prior to the Exchange Offer, Grace did not own any of the Company's common stock. While Grace had a substantial investment of over $30 million in the Company's Old Notes, Grace was previously only a creditor of the Company. As a result of the Exchange Offer, Grace was forced to decide between two somewhat unappealing alternatives. These alternatives were (1) reject the Exchange Offer and risk the Company going into bankruptcy, or (2) accept the Exchange Offer and trade one-half of its claim against the Company for over 31% of the Company's common stock. Ultimately, Grace determined that it would agree to the Exchange Offer if certain of the Company's corporate governance practices could be modified. These concerns focused on the Company (1) abandoning staggered terms for its directors, (2) allowing for a simple majority vote of the shareholders to amend the Company's Articles, and (3) allowing for a simple majority vote of the shareholders to approve mergers and certain other major corporate actions. Grace believed that annual election of all directors would make the Company more responsive to its shareholders. Grace also believed that simple majority voting on most corporate matters would bring the Company's voting policies into line with a majority of other public companies, particularly those that are incorporated in Delaware. Because Mr. Mead had no objections to these proposals, and because Mr. Mead wanted the Exchange Offer to be successful, he agreed to support the changes to the Articles sought by Grace. The Board of Directors subsequently adopted Grace's proposals, and they ultimately became Proposals 2, 3 and 4 discussed more fully below. The Company, and its management, do not presently intend to propose any other amendments to the Articles or bylaws in future proxy solicitations.

         The amendments, if adopted, will have the effect of removing certain anti-takeover measures that the Company has previously had in place. A classified Board of Directors with terms expiring over a three year period was originally established by the Company to ensure the continuity of the Board of Directors from year to year and, indirectly, the management of the Company. With the provision of a staggered board, a large shareholder or group of shareholders could elect no more than one-third of the members of a classified board of directors each year. Therefore, it would have required at least two annual meetings for any large shareholder or shareholder group to take control of the Board of Directors and remove current management. If the shareholders approve Proposal 2, shareholders may be able to effect a change in the entire Board of Directors with just one annual meeting. The Board of Directors believes that the shareholders' ability to change the current composition of the Board of Directors should they desire to do so might increase the value of the Company because it would no longer be possible to entrench current management beyond the next annual meeting of shareholders.

         Proposals 3 and 4 amend the Articles to provide a lesser number of votes required to take certain actions than is currently provided by the Texas Business Corporation Act ("TBCA"). These provisions act as anti-takeover measures because actions taken by shareholders to approve such things as a merger of the Company with another company would require the vote of two-thirds of the shares of common stock outstanding. It could be difficult to obtain the approval of the holders of this number of the Company's shares outstanding. For example, if the shareholders do not approve these amendments, any shareholders, such as Grace, who controls almost one-third of the Company's outstanding shares of common stock would have sufficient voting power to make it significantly more difficult to obtain the shareholder vote necessary to approve changes to the Company's Articles or strategic alliances, such as a merger, that the Board of Directors might otherwise deem to be in the best interests of the shareholders as a whole. If the amendments are approved, holders of a majority of the shares outstanding could approve such actions. Thus the over-all effects of Proposals 2, 3 and 4 would be to facilitate mergers, or the other corporate actions discussed in Proposal 4.

         Mr. Mead and Grace have agreed to vote in favor of the amendments to the Articles described in Proposals 2, 3 and 4. They have not entered into any agreement to obtain control of the Company and the recommendation for the adoption of the amendments should not be seen as any intention to do so. If the amendments are approved, based upon their current holdings, Mr. Mead and Grace will control sufficient voting power to approve all proposals submitted to the shareholders of the Company should they act in concert in voting their shares. Except for voting in favor of the amendments to the Company's Articles described in Proposals 2, 3 and 4, there are no further agreements between Mr. Mead and Grace with respect to the voting of the shares of the Company's common stock controlled by each and each has disclaimed that they are acting in concert with respect to voting their respective shares of the Company in future proxy solicitations.

         The Board of Directors has unanimously approved each amendment to the Company's Articles and recommends that each be approved by the Company's Shareholders at the 2003 Annual Meeting. The affirmative vote by holders of at least two-thirds of the outstanding shares is required by the TBCA to approve each of the following Proposals to amend the Articles.

         A copy of the Company's proposed Third Amended and Restated Articles of Incorporation which will be filed with the Texas Secretary of State's office following the approval of Proposals 2, 3 and 4 is set forth at length in Annex C.


                                   PROPOSAL 2

                    AMENDMENT TO ELIMINATE THE CLASSIFICATION
                  AND STAGGERED TERMS OF THE BOARD OF DIRECTORS

         The Articles and Bylaws provide for a staggered Board of Directors consisting of three classes as nearly equal in size as possible. As the term of each class expires, directors in that class are elected for a term of three years and until their successors are duly elected and qualify. The classified director provision could have the effect of making the removal of incumbent directors more time-consuming and difficult, which could discourage a third party from making a tender offer or otherwise attempting to obtain control of the Company even though such an attempt might be beneficial to the Company and its shareholders. At least two annual meetings of shareholders, instead of one, would generally be required to effect a change in a majority of the Board of Directors. Thus, the classified board provision could increase the likelihood that incumbent directors will retain their positions. The Board of Directors believes that it is in the best interests of the shareholders of the Company to eliminate the staggered Board. If the amendment is approved, the five nominees for election as Directors of the Company as set forth in Proposal 1 will each serve only until the 2004 Annual Meeting and until their successors are elected and qualify.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION AND BYLAWS TO ELIMINATE THE CLASSIFIED BOARD OF DIRECTORS AS DESCRIBED IN PROPOSAL 2.

                                   PROPOSAL 3

                     AMENDMENT TO THE COMPANY'S ARTICLES TO
                  DECREASE VOTE REQUIRED TO APPROVE AMENDMENTS

         The TBCA requires that any amendment to the Company's Articles be approved by the affirmative vote of the holders of at least two-thirds of the outstanding shares entitled to vote on such amendment, unless the Articles specify the number of shares required; provided that the number specified may not be less than a majority of the outstanding shares of any class entitled to vote. The purpose of Proposal 3 is to reduce the vote necessary to approve an amendment to the Company's Articles to a simple majority of the outstanding shares entitled to vote on such matters.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO THE COMPANY'S ARTICLES TO DECREASE THE NUMBER OF VOTES NECESSARY TO APPROVE AMENDMENTS OF THE ARTICLES FROM TWO-THIRDS OF THE SHARES OF COMMON STOCK OUTSTANDING TO A MAJORITY OF THE SHARES OF COMMON STOCK OUTSTANDING.


                                   PROPOSAL 4

        AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO DECREASE
         VOTE REQUIRED TO APPROVE MERGER, SHARE EXCHANGE, CONSOLIDATION,
             DISSOLUTION OR SALE OF ALL OR SUBSTANTIALLY ALL ASSETS

         The TBCA generally requires that the affirmative vote of holders of two-thirds of the Company's outstanding shares would be required to approve a merger, share exchange, consolidation, dissolution or sale of all or substantially all of the Company's assets. However, the TBCA also provides that the Articles may provide that such matters be approved by the affirmative vote of the holders of a specified portion, but not less than a majority, of the shares entitled to vote on the matter, rather than the affirmative vote otherwise required by the TBCA. The purpose of Proposal 4 is to reduce the vote necessary to approve such actions to the affirmative vote of a simple majority of the outstanding shares entitled to vote on such matters. The Board of Directors believes that the amendment is necessary to eliminate the possibility that a group of minority shareholders acting in concert could block an action that would be in the best interests of a majority of the Company's shareholders.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO THE COMPANY'S ARTICLES TO DECREASE THE NUMBER OF VOTES NECESSARY TO APPROVE VARIOUS ACTIONS FROM TWO-THIRDS OF THE SHARES OF COMMON STOCK OUTSTANDING TO A MAJORITY OF THE SHARES OF COMMON STOCK OUTSTANDING.


                                   PROPOSAL 5


                       APPROVAL OF 2003 STOCK OPTION PLAN



         Effective August 1, 2003, the Compensation Committee of the Board of Directors adopted the Silverleaf Resorts, Inc. 2003 Stock Option Plan (the "2003 Plan") subject to shareholder approval. The Board of Directors ratified the 2003 Plan the same day. Pursuant to the proposed plan, the number of shares of the Company's common stock that has been reserved for issuance under the 2003 Plan is 2,209,614. Options to purchase 2,209,614 shares were conditionally granted on August 4, 2003 to key executive officers of the Company. If the shareholders do not approve the 2003 Plan, the options granted under the 2003 Plan will terminate. Attached hereto as "Annex B" is a copy of the 2003 Plan. The following description of the 2003 Plan is subject in its entirety to the full text of the 2003 Plan.



         DESCRIPTION OF THE 2003 PLAN



         The purpose of the 2003 Plan is to replace the Silverleaf Resorts, Inc. 2002 Stock Option Plan (the "2002 Plan") that terminated on July 30, 2003 because the Company was unable to submit it to a vote of the shareholders of the Company for approval by that date. Options to purchase 1,807,210 shares which had been granted to the key executive officers of the Company under the 2002 Plan terminated on that date as well. The 2003 Plan is identical to the 2002 Plan, and options granted under the 2003 Plan to key executive officers have an identical exercise price as those previously granted to such officers under the 2002 Plan.



         The primary goal of the 2003 Plan is to afford certain of the Company's directors, officers and key employees, and the directors, officers and key employees of any subsidiary corporation or parent corporation of the Company who are responsible for the continued growth of the Company, an opportunity to acquire a proprietary interest in the Company, and thus to create in such directors, officers and key employees an increased interest in and a greater concern for the welfare of the Company. The Company, by means of the 2003 Plan, seeks to retain the services of persons now holding key positions and to secure the services of persons capable of filling such positions. The Company currently has five directors; sixteen officers, including Mr. Mead, who are each deemed an executive officer of the Company; and approximately thirty other key employees who may be eligible to receive options granted under the 2003 Plan. The number of each group could significantly vary over time.


         Nonqualified stock options provide for the right to purchase common stock at a specified price which may be less than fair market value on the date of grant (but not less than par value). "Fair market value" per share shall be deemed to be the average of the high and low quotations at which the Company's shares of common stock are sold on a national securities exchange, or if not sold on a national securities exchange, the closing bid and asked quotations in the over-the-counter market for the Company's shares on such date. If no public market exists for the Company's shares on any date on which the fair market value per share is to be determined, the Compensation Committee shall, in its sole discretion and best, good faith judgment, determine the fair market value of a share. Nonqualified stock options may be granted for any term and upon such conditions determined by the Compensation Committee.


         Incentive stock options are designed to comply with the provisions of the Code and are subject to restrictions contained therein, including exercise prices equal to at least 100% of fair market value of common stock on the grant date and a ten year restriction on their term; however, incentive stock options granted to any person owning more than 10% of the voting power of the stock of the Company shall have exercise prices equal to at least 110% of the fair market value of the common stock on the grant date and shall not be exercisable after five years from the date the option is granted. Except as otherwise provided under the Code, to the extent that the aggregate fair market value of Shares with respect to which Incentive Options are exercisable for the first time by an employee during any calendar year exceeds $100,000, such Incentive Options shall be treated as Non-Qualified Options. The 2003 Plan may either be administered by the Compensation Committee or the Board of Directors which selects the individuals to whom options are to be granted and determines the number of shares granted to each optionee.


         An optionee may exercise all or any portion of an option that is exercisable by providing written notice of such exercise to the Corporate Secretary of the Company at the principal business office of the Company, specifying the number of shares to be purchased and specifying a business day not more than fifteen days from the date such notice is given, for the payment of the purchase price in cash or by certified check. Options are not transferable by the optionee other than by will or the laws of descent and distribution, and an option may be exercised only by the optionee.


         The following are the federal tax rules generally applicable to options granted under the 2003 Plan. The grant of a stock option will not be a taxable event for the participant nor a tax deduction for the Company. The participant will have no taxable income upon exercising an incentive stock option within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (except that the alternative minimum tax may apply). Upon exercising a stock option that is not an incentive option, the participant must recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the stock on the exercise date and the Company receives a tax deduction equal to the amount of ordinary income recognized by the participant. The tax treatment upon disposition of shares of the Company's Common Stock acquired under the 2003 Plan through the exercise of a stock option will depend on how long such shares have been held, and on whether or not such shares were acquired by exercising an incentive stock option.



         An option shall terminate upon termination of the directorship, office or employment of an optionee with the Company or its subsidiary, except that if an optionee dies while serving as a director or officer or while in the employ of the Company or one of its subsidiaries, the optionee's estate may exercise the unexercised portion of the option. If the directorship, office or employment of an optionee is terminated by reason of the optionee's retirement, disability, or dismissal other than "for cause" while such optionee is entitled to exercise all or any portion of an option, the optionee shall have the right to exercise the option, to the extent not theretofore exercised, at any time up to and including (i) three months after the date of such termination of directorship, office or employment in the case of termination by reason of retirement or dismissal other than for cause and (ii) one year after the date of termination of directorship, office, or employment in the case of termination by reason of disability. If an optionee voluntarily terminates his directorship, office or employment, or is discharged for cause, any option granted shall, unless otherwise specified by the Compensation Committee pursuant to the terms and condition of the grant of the option, forthwith terminate with respect to any unexercised portion thereof. All terminated options shall be returned to the 2003 Plan and shall be available for future grants to other optionees. An option shall also terminate upon a "change of control" of the Company. A change of control would occur upon the sale of all or substantially all of the assets of the Company or upon any merger, consolidation or similar transaction in which the Company is not the surviving corporation. Upon a change of control, the Company shall pay to each optionee an amount equal to the difference between the fair market price per share on the date immediately prior to the change of control and the exercise price.



         If the 2003 Plan is approved by the shareholders at the 2003 Annual Meeting, the 2003 Plan will terminate on August 1, 2013 (the "Termination Date"), the tenth anniversary of the day the 2003 Plan was adopted by the Compensation Committee of the Board of

Directors of the Company. Any options granted prior to the Termination Date and which remain unexercised may extend beyond that date in accordance with the terms of the grant thereof. However, if the 2003 Plan is not approved by the Company's shareholders before August 1, 2004, the 2003 Plan will terminate.



         Under the 2003 Plan, the Board of Directors of the Company reserves the right to exercise the powers and functions of the Compensation Committee. Also, the Board of Directors reserves the right to amend the 2003 Plan at any time; however, the Board of Directors may not, without the approval of the shareholders of the Company (i) increase the total number of shares reserved for options under the 2003 Plan (other than for certain changes in the capital structure of the Company), (ii) reduce the required exercise price of any incentive stock options, or (iii) modify the provisions of the 2003 Plan regarding eligibility.



         On August 4, 2003, the Compensation Committee approved the conditional grant of options from the 2003 Plan to certain of the executive officers of the Company, including certain of the Named Executive Officers. The options were granted subject to the approval of the shareholders at the 2003 Annual Meeting and will terminate if shareholders do not approve the 2003 Plan prior to August 1, 2004. Each of the options granted may be exercised at an exercise price of $0.315 per share. The fair market value of the Company's common stock on the date of the grant was $0.27 per share. Each of the options will vest and will be exercisable to the extent of one-third of the total number of options granted on August 4 of 2004, 2005 and 2006. The options will terminate on August 3, 2013 if not exercised by the optionee prior to that date. As of September 30, 2003, the last sales price at which the Company's common stock was traded was $.0.35 per share as reported by Electronic Quotation Service of Pink Sheets LLC.



     The table below sets forth information concerning the grants of the options Ito the Company's executive officers, including the Named Executive Officers, in August 2003.


                        OPTIONS GRANTED UNDER 2003 PLAN


                                                      NUMBER OF       DOLLAR
                 NAME AND POSITION                 OPTIONS GRANTED    VALUE(a)
-----------------------------------------------    ---------------    --------
Robert E. Mead ................................                 --          --
 Chairman and Chief Executive Officer
Sharon K. Brayfield ...........................            368,269          --
 President
David T. O'Connor .............................            368,269          --
 Executive Vice President - Sales and Marketing
Harry J. White, Jr ............................            368,269          --
 Chief Financial Officer and Treasurer
Edward L. Lahart ..............................            368,269          --
 Executive Vice President - Operations
Executive Officers as a Group (9 individuals) .          2,175,479          --
Non-Executive Director Group ..................                 --          --
Non-Executive Officer Group ...................                 --          --


----------


(a) The options granted under the 2003 Plan have not yet vested and, therefore, have no current value. Additionally, based on the current market value per share on September 30, 2003, were the options to vest, they would have only a de minimis value in that the exercise price per share is substantially equivalent to the fair market value.



         In the absence of instructions to the contrary, votes will be cast FOR the approval of the 2003 Plan. A majority of the shares present and voting at the 2003 Meeting must be cast in favor of the adoption of the 2003 Plan in order for the proposal to be adopted.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE 2003 STOCK OPTION PLAN AS DESCRIBED IN PROPOSAL 5.

                                   PROPOSAL 6

                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

         Appointment of BDO Seidman LLP ("BDO")

         The Board of Directors, upon recommendation of the Audit Committee, has appointed BDO as the Company's independent public accountants for the year ending December 31, 2003. A representative of BDO will be present at the 2003 Annual Meeting and will be given an opportunity to make a statement and to respond to appropriate questions. This appointment is being submitted for ratification at the 2003 Annual Meeting. If the appointment is not ratified, the appointment will be reconsidered by the Board of Directors, although the Board of Directors will not be required to appoint different independent auditors for the Company. Reconsideration by the Board of Directors could result in a delay of the appointment of independent auditors due to the difficulty and expense of the selection process.

         In the absence of instructions to the contrary, votes will be cast FOR the ratification of BDO as the Company's independent public accountants for the year ending December 31, 2003. A majority of the shares present and voting at the 2003 Meeting must be cast in favor of the ratification of BDO as the Company's independent public accountants in order for the proposal to be adopted.

         Dismissal of Prior Independent Auditors

         On June 19, 2002, the Company dismissed Deloitte & Touche LLP ("Deloitte") as the Company's independent auditors. Deloitte's dismissal was recommended by the Company's Audit Committee and approved by the Company's Board of Directors. Effective June 19, 2002 the Company appointed BDO Seidman LLP ("BDO") to serve as the Company's new independent auditors. The Company reported this change in independent public accountants in a current report on Form 8-K filed with the SEC on June 26, 2002.

         Deloitte's report on the Company's consolidated financial statements for the year ended December 31, 1999 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. Deloitte's report on the Company's consolidated financial statements for the year ended December 31, 2000 contained a disclaimer of opinion because of the possible material effects of the uncertainty related to the Company's difficulties in meeting its loan agreement covenants and financing needs, its losses from operations, and its negative cash flows from operating activities which raised substantial doubt about the Company's ability to continue as a going concern.

         In connection with the Company's audits for the years ended December 31, 1999 and 2000 and subsequently through the date of its dismissal, the Company had no disagreements with Deloitte on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused it to make reference to the subject matter of the disagreement in its report on the consolidated financial statements of the Company.

         Deloitte advised the Company in a letter dated March 12, 2002 to the Company's Board of Directors that, in connection with Deloitte's audit of the Company's consolidated financial statements for the year ended December 31, 2000, Deloitte had noted certain matters involving the Company's internal controls and its operations that Deloitte considered to be reportable conditions and a material weakness under standards established by the American Institute of Certified Public Accountants. Reportable conditions involve matters coming to the auditor's attention relating to significant deficiencies in the design or operation of an entity's internal control that, in the auditor's judgment, could adversely affect the entity's ability to record, process, summarize, and report financial data consistent with the assertions of management in the financial statements. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the consolidated financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions.

         Audit Fees

         The aggregate fees billed, or expected to be billed, to the Company by BDO Seidman, LLP, for professional services rendered for the audit of the Company's financial statements for fiscal year ended December 31, 2002 and for the reviews of the financial statements included in the Company's quarterly Reports on Form 10-Q, including travel and out-of-pocket expenses for that year are $ 425,000.

         Financial Information Systems Design and Implementation Fees

         There were no professional services rendered by BDO Seidman LLP in the fiscal year ended December 31, 2002 relating to financial information systems design and implementation. BDO Seidman provides no consulting services to the Company.

         All Other Fees


         Other than audit fees for the fiscal year ended December 31, 2002 and related costs and expenses, the aggregate fees billed to the Company by BDO Seidman LLP for fiscal 2002, none of which were financial information system design and implementation fees, were $936,720. These other fees consisted of:
(a) aggregate fees of $686,720 billed to the Company by BDO Seidman LLP for professional services rendered for the audit of the Company's financial statements for the fiscal year ended December 31, 2001 and for the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q, including travel and out-of-pocket expenses related to that year; and (b) aggregate fees of $250,000 billed, or expected to be billed, to the Company by BDO Seidman LLP for professional services rendered for the audit of the Company's financial statements for the fiscal year ended December 31, 2000, including travel and out-of-pocket expenses related to that year. The Audit Committee determined that the services performed by BDO Seidman LLP other than audit services are compatible with BDO Seidman LLP maintaining its independence. BDO Seidman LLP was not employed to provide any internal audit or accounting record-keeping services.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2003 AS DESCRIBED IN PROPOSAL 6.

                        DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth certain information concerning each person who is a director or executive officer of the Company.


         NAME              AGE                        POSITION
-----------------------    ---    --------------------------------------------------
Robert E. Mead              57    Chairman of the Board and Chief Executive Officer
Sharon K. Brayfield         42    President
Joe W. Conner               46    Chief Operating Officer
David T. O'Connor           61    Executive Vice President -- Sales
Harry J. White, Jr          49    Chief Financial Officer
Edward L. Lahart            39    Executive Vice President -- Operations
Lelori ("Buzz") Marconi     51    Executive Vice President -- Marketing
Darla Cordova               39    Vice President -- Employee and Marketing Services
Herman Jay Hankamer         63    Vice President -- Resort Development
Michael D. Jones            37    Vice President -- Information Systems
Robert G. Levy              54    Vice President -- Resort Operations
Anthony C. Luis             56    Vice President -- Owner Based Marketing and Sales
Sandra G. Cearley           42    Secretary
J. Richard Budd, III        51    Director
James B. Francis, Jr        55    Director
Herbert B. Hirsch           66    Director
R. Janet Whitmore           49    Director


         Robert E. Mead founded the Company, has served as its Chairman of the Board since its inception, and has served as its Chief Executive Officer since May 1990. Mr. Mead began his career in hotel and motel management and also operated his own construction company. Mr. Mead has served as a Trustee member of the American Resort Developers Association ("ARDA") and has over 22 years of experience in the timeshare industry, with special expertise in the areas of consumer finance, hospitality management and real estate development. Mr. Mead serves on the Accounts and Acquisitions Committee.

         Sharon K. Brayfield has served as the President of the Company since 1992 and manages all of the Company's day to day activities. Ms. Brayfield began her career with an affiliated company in 1982 as the Public Relations Director of Ozark Mountain Resort. In 1989, she was promoted to Executive Vice President of Resort Operations for an affiliated company and in 1991 was named Chief Operations Officer of the Company.


         Joe W. Conner was the Chief Financial Officer of Silverleaf from 1997 to 1998. Mr. Conner rejoined Silverleaf in April 2003. From July 2001 to April 2003, Mr. Conner was the Chief Financial Officer of ACE Cash Express, the largest owner and franchiser of check cashing stores in the U.S. Prior to joining Silverleaf in 1997, Mr. Conner was the Chief Financial Officer of the Jacobsen Division of Textron, Inc. Mr. Conner is a certified public accountant.


         David T. O'Connor has over 24 years of experience in real estate and timeshare sales and has worked periodically with Mr. Mead over the past 18 years. Mr. O'Connor has served as the Company's Executive Vice President -- Sales since 1997 and as Vice President -- Sales since 1991. In such capacities he directed all field sales, including the design and preparation of all training materials, incentive programs, and follow-up sales procedures.

         Harry J. White, Jr. joined the Company in June 1998 as Chief Financial Officer and has responsibility for all accounting, financial reporting and taxation issues. From January 1995, Mr. White served as Vice President and Chief Financial Officer of Thousand Trails, Inc. Prior to that time he was a senior manager with Deloitte & Touche LLP.

         Edward L. Lahart has served as Executive Vice President -- Operations since October 2002. Prior to that he served as Vice President - Corporate Operations since June 1998 and in various capacities in the Credit and Collections Department from 1989 to 1998.

         Lelori ("Buzz") Marconi was elected as Executive Vice President -- Marketing in October 2002. Prior to that, he served as Vice President -- Marketing Operations since August 2001 and as Call Center Director from 1997 to August 2001.

         Darla Cordova, was elected as Vice President -- Employee and Marketing Services in May 2001. Prior to that time, Ms. Cordova served as Controller - Sales and Marketing.

         Herman Jay Hankamer has served as Vice President -- Resort Development since September 2002. Prior to that time, Mr. Hankamer was Director of Construction since July 1999.

         Michael D. Jones was elected Vice President -- Information Services in May 1999. Prior to that time, Mr. Jones served in various positions with the Company, including Network Manager, Payroll Manager and Director of Information Services.

         Robert G. Levy was appointed Vice President -- Resort Operations in March 1997 and administers the Company's Management Agreement with the Silverleaf Club. Since 1990, Mr. Levy has held a variety of managerial positions with the Silverleaf Club including Project Manager, General Manager, Texas Regional Manager, and Director of Operations. Prior thereto, Mr. Levy spent 18 years in hotel, motel, and resort management, and was associated with the Sheraton, Ramada Inn, and Holiday Inn hotel chains.

         Anthony C. Luis was appointed Vice President -- Owner Based Marketing and Sales in October 2002. Prior to that time, Mr. Luis served in various positions in the marketing department since 1998.

         Sandra G. Cearley has served as Secretary of the Company since its inception. Ms. Cearley maintains corporate minute books, oversees regulatory filings, and coordinates legal matters with the Company's attorneys.

         J. Richard Budd, III was elected as a director of the Company in May 2002 following his nomination by an ad hoc committee of noteholders pursuant to the terms of the Exchange Offer. Since January 2001, Mr. Budd has been a partner in the restructuring advisory firm of Marotta Gund Budd & Dzera, LLC. From 1998 until 2001, Mr. Budd served as an independent advisor to troubled companies and to creditors of troubled companies. From 1996 to 1998 Mr. Budd was Senior Vice President of Metallurg, Inc., an international specialty metals producer. Mr. Budd is also a director of APW, Ltd. Mr. Budd serves on the Audit Committee and the Compensation Committee.


         James B. Francis, Jr. was elected as a Director of the Company in July 1997. From 1980 to 1996, Mr. Francis was a partner in the firm of Bright & Co., which managed various business investments, including the Dallas Cowboys Football Club. Since 1996, Mr. Francis has served as president of Francis Enterprises, Inc., a governmental and public affairs consulting company. Mr. Francis served on the Audit Committee until July 23, 2003, when his resignation from the Audit Committee was accepted by the Board of Directors.


         Herbert B. Hirsch was elected as a director of the Company in May 2002 under the terms of the Exchange Offer. From 1988 to January 2002, Mr. Hirsch served as Senior Vice President and Chief Financial Officer of Mego Financial Corp., a developer and operator of timeshare resort properties. Mr. Hirsch serves on the Audit Committee and the Compensation Committee.

         R. Janet Whitmore was elected a director of the Company in May 2002 following her nomination by an ad hoc committee of noteholders pursuant to the terms of the Exchange Offer. Ms. Whitmore has provided consulting services to Divi Resorts, a resort and timeshare sales and marketing company in the Caribbean, since 2000. From 1976 to 2000, Ms. Whitmore was employed by Mobil Corporation in various engineering and financial positions, including Controller of Global Petrochemicals and Chief Financial Analyst. Ms. Whitmore serves on the Audit Committee, the Compensation Committee and the Accounts and Acquisitions Committee. Ms. Whitmore is the sister of Bradford T. Whitmore, a principal of Grace and Grace Investments, a major shareholder of the Company. See footnote "n" to the table under the heading "Security Ownership of Certain Beneficial Owners and Management" on page 5 above.

                             EXECUTIVE COMPENSATION

         SUMMARY COMPENSATION TABLE

         The following table sets forth the annual base salary and other annual compensation earned in 2000, 2001 and 2002 by the Company's Chief Executive Officer and each of the other four most highly compensated executive officers whose cash compensation (salary and bonus) exceeded $100,000 (the "Named Executive Officers").

                                                                                                   LONG-TERM
                                                      ANNUAL COMPENSATION ($)                     COMPENSATION

                                                                                                      # OF
                                                                                OTHER               SECURITIES
   NAME AND PRINCIPAL                                                           ANNUAL              UNDERLYING
        POSITION             YEAR        SALARY (a)           BONUS          COMPENSATION (b)      OPTIONS/SARS
-------------------------    ----    ----------------    ----------------    ----------------    ----------------
Robert E. Mead,              2000    $        499,857                  --                  --                  --
  Chief Executive Officer    2001    $        500,000                  --                  --                  --
                             2002    $        500,000                  --                  --                  --

Sharon K. Brayfield,         2000    $        435,000    $         74,729                  --              20,000
  President                  2001    $        435,000    $          6,525                  --                  --
                             2002    $        435,000                  --                  --                  --

David T. O'Connor,           2000                  --    $        101,916    $      1,016,895                  --
  Executive Vice             2001                  --    $         40,940    $        722,874                  --
  President - Sales          2002                  --    $         23,351    $        677,332                  --

Harry J. White, Jr           2000    $        220,000    $         22,994                  --              10,000
  Chief Financial            2001    $        225,000                  --                  --                  --
Officer and Treasurer        2002    $        250,000    $         50,000                  --                  --

Edward L. Lahart             2000    $         90,000    $         57,889                  --              10,000
  Executive Vice             2001    $        100,000    $         55,862                  --                  --
President - Operations       2002    $        143,959    $         65,219                  --                  --

----------

(a) The amounts shown are before elective contributions by the Named Executive Officers in the form of salary reductions under the Company's
         Section 125 Flexible Benefit Plan. Such plan is available to all employees, including the Named Executive Officers.

(b) Except as otherwise noted, these amounts represent additional compensation based on sales of Vacation Intervals and other sales related criteria. See "Executive Compensation -- Employment and Noncompetition Agreements" for a discussion of other annual compensation.

         Employment and Noncompetition Agreements

         Effective January 1, 2000, Mr. Mead entered into a three-year employment agreement with the Company which provides for an annual base salary of $500,000, a company vehicle, and other fringe benefits such as health insurance, vacation, and sick leave as determined by the Board of Directors of the Company from time to time. The employment agreement expired on January 1, 2003, and Mr. Mead has continued to be employed under the same terms.


         Effective April 15, 2002, Ms. Brayfield entered into a two-year employment agreement with the Company which provides for an annual base salary of $435,000, a company vehicle, and other fringe benefits such as health insurance, vacation, and sick leave as determined by the Board of Directors of the Company from time to time. In July 2003, the employment agreement with Ms. Brayfield was extended to April 2006.


         Effective January 1, 2000, Mr. O'Connor entered into a three-year employment agreement with the Company which, as amended, provides for base compensation payable equal to five tenths percent (0.5%) of the Company's net sales from outside sales and six tenths percent (0.6%) of the Company's net sales from in-house sales, plus incentive bonuses based upon performance, a company vehicle, and other fringe benefits such as health insurance, vacation, and sick leave as determined by the Board of Directors of the Company from time to time. The employment agreement expired on January 1, 2003, and Mr. O'Connor has continued to be employed under the same terms.

         Effective June 29, 1998, Mr. White entered into an employment agreement with the Company which provides for an annual base salary, currently $250,000, a company vehicle, and other fringe benefits such as health insurance, vacation, and sick leave as determined by the Board of Directors of the Company from time to time. The agreement provides for severance pay equal to six months of Mr. White's then current salary if his services are terminated at any time for a reason other than good cause.

         The agreements with Ms. Brayfield and Messrs. Mead and O'Connor also provide that for a period of two years following the termination of his or her services with the Company, he or she will not engage in or carry on, directly or indirectly, either for himself or herself or as a member of a partnership or other entity or as a stockholder, investor, officer or director of a corporation or as an employee, agent, associate or contractor of any person, partnership, corporation or other entity, any business in competition with the business of the Company or its affiliates in any county of any state of the United States in which the Company or its affiliates conduct such business or market the products of such business immediately prior to the effective date of termination. Each of the agreements also provides that such employees will not (i) influence any employee or independent contractor to terminate its relationship with the Company or (ii) disclose any confidential information of the Company at any time.

         EMPLOYEE BENEFIT PLANS

         1997 Stock Option Plan

         The Company adopted the 1997 Stock Option Plan (the "1997 Plan") in May 1997 to attract and retain directors, officers, and key employees of the Company. The 1997 Plan was amended by the Company's shareholders at the 1998 Annual Meeting of Shareholders to increase the number of options which may be granted under the 1997 Plan to 1,600,000 and to modify the number of outside directors who, as members of the Compensation Committee, may administer the 1997 Plan. The following is a summary of the provisions of the 1997 Plan. This summary does not purport to be a complete statement of the provisions of the 1997 Plan and is qualified in its entirety by the full text of the 1997 Plan.

         The purpose of the 1997 Plan is to afford certain of the Company's directors, officers and key employees and the directors, officers and key employees of any subsidiary corporation or parent corporation of the Company who are responsible for the continued growth of the Company, an opportunity to acquire a proprietary interest in the Company, and thus to create in such directors, officers and key employees an increased interest in and a greater concern for the welfare of the Company. The Company, by means of the 1997 Plan, seeks to retain the services of persons now holding key positions and to secure the services of persons capable of filling such positions. The 1997 Plan provides for the award to directors, officers, and key employees of nonqualified stock options and provides for the grant to salaried key employees of options intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The Company has filed a Registration Statement to register such shares.

         Nonqualified stock options provide for the right to purchase common stock at a specified price which may be less than fair market value on the date of grant (but not less than par value). "Fair market value" per share shall be deemed to be the average of the high and low quotations at which the Company's shares of common stock are sold on a national securities exchange, or if not sold on a national securities exchange, the closing bid and asked quotations in the over-the-counter market for the Company's shares on such date. If no public market exists for the Company's shares on any date on which the fair market value per share is to be determined, the Compensation Committee shall, in its sole discretion and best, good faith judgment, determine the fair market value of a share. Nonqualified stock options may be granted for any term and upon such conditions determined by the Compensation Committee.

         Incentive stock options are designed to comply with the provisions of the Code and are subject to restrictions contained therein, including exercise prices equal to at least 100% of fair market value of common stock on the grant date and a ten year restriction on their term; however, incentive stock options granted to any person owning more than 10% of the voting power of the stock of the Company shall have exercise prices equal to at least 110% of the fair market value of the common stock on the grant date and shall not be exercisable after five years from the date the option is granted. Except as otherwise provided under the Code, to the extent that the aggregate fair market value of Shares with respect to which Incentive Options are exercisable for the first time by an employee during any calendar year exceeds $100,000, such Incentive Options shall be treated as Non-Qualified Options.

         The 1997 Plan may either be administered by the Compensation Committee or the Board of Directors which selects the individuals to whom options are to be granted and determines the number of shares granted to each optionee. For the period ending December 31, 2002, the Compensation Committee and the Board of Directors made all decisions concerning administration of the 1997 Plan. See "Executive Compensation -- Report of Compensation Committee."

         An optionee may exercise all or any portion of an option that is exercisable by providing written notice of such exercise to the Corporate Secretary of the Company at the principal business office of the Company, specifying the number of shares to be purchased and specifying a business day not more than fifteen days from the date such notice is given, for the payment of the purchase price in cash or by certified check. Options are not transferable by the optionee other than by will or the laws of descent and distribution, and an option may be exercised only by the optionee.

         The following are the federal tax rules generally applicable to options granted under the 1997 Plan. The grant of a stock option will not be a taxable event for the participant nor a tax deduction for the Company. The participant will have no taxable income upon exercising an incentive stock option within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (except that the alternative minimum tax may apply). Upon exercising a stock option that is not an incentive option, the participant must recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the stock on the exercise date and the Company receives a tax deduction equal to the amount of ordinary income recognized by the participant. The tax treatment upon disposition of shares of the Company's Common Stock acquired under the 1997 Plan through the exercise of a stock option will depend on how long such shares have been held, and on whether or not such shares were acquired by exercising an incentive stock option.

         An option shall terminate upon termination of the directorship, office or employment of an optionee with the Company or its subsidiary, except that if an optionee dies while serving as a director or officer or while in the employ of the Company or one of its subsidiaries, the optionee's estate may exercise the unexercised portion of the option. If the directorship, office or employment of an optionee is terminated by reason of the optionee's retirement, disability, or dismissal other than "for cause" while such optionee is entitled to exercise all or any portion of an option, the optionee shall have the right to exercise the option, to the extent not theretofore exercised, at any time up to and including (i) three months after the date of such termination of directorship, office or employment in the case of termination by reason of retirement or dismissal other than for cause and (ii) one year after the date of termination of directorship, office, or employment in the case of termination by reason of disability. If an optionee voluntarily terminates his directorship, office or employment, or is discharged for cause, any option granted shall, unless otherwise specified by the Compensation Committee pursuant to the terms and condition of the grant of the option, forthwith terminate with respect to any unexercised portion thereof. All terminated options shall be returned to the 1997 Plan and shall be available for future grants to other optionees.

         The 1997 Plan will terminate on May 15, 2007 (the "Termination Date"), the tenth anniversary of the day the 1997 Plan was adopted by the Board of Directors of the Company and approved by its shareholders. Any options granted prior to the Termination Date and which remain unexercised may extend beyond that date in accordance with the terms of the grant thereof.

         Under the 1997 Plan, the Board of Directors of the Company reserves the right to exercise the powers and functions of the Compensation Committee. Also, the Board of Directors reserves the right to amend the 1997 Plan at any time; however, the Board of Directors may not, without the approval of the shareholders of the Company (i) increase the total number of shares reserved for options under the 1997 Plan (other than for certain changes in the capital structure of the Company), (ii) reduce the required exercise price of any incentive stock options, or (iii) modify the provisions of the 1997 Plan regarding eligibility.

         2002 STOCK OPTION PLAN


         On August 1, 2003, the Compensation Committee adopted the Silverleaf Resorts, Inc. 2003 Stock Option Plan (the "2003 Plan"), subject to shareholder approval at the 2003 annual meeting. For a complete description of the 2003 Plan, see "Proposal 5 - Approval of 2003 Stock Option Plan."


         OPTION GRANTS DURING YEAR ENDED DECEMBER 31, 2002

         No options were granted under the 1997 Plan or the 2002 Plan during the year ended December 31, 2002 to any of the Named Executive Officers. No options were exercised during 2002 by any of the Named Executive Officers.

         Options Exercises and Year-End Value Table.

                                                              NUMBER OF UNEXERCISED          VALUE OF UNEXERCISED IN-THE-
                                                                OPTIONS/SARS AT              MONEY OPTIONS/SARS AT FISCAL
                               SHARES                         FISCAL YEAR-END(#)(a)                YEAR-END($)(a)
                              ACQUIRED                    ------------------------------    ------------------------------
                                ON
                              EXERCISE       VALUE
          NAME                  (#)        REALIZED($)     EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
------------------------    -----------    -----------    -------------    -------------    -------------    -------------
Robert E. Mead .........             --             --               --               --               --               --
Sharon K. Brayfield ....             --             --          153,750           16,250               --               --
David T. O'Connor ......             --             --          337,500           12,500               --               --
Harry J. White, Jr .....             --             --           62,500            7,500               --               --
Edward L. Lahart .......             --             --           33,750            6,250               --               --

----------

(a) The Unexercised Options of the Named Executive Officers were not in-the-money at fiscal year end; therefore, the options had no value as of December 31, 2002.

         Section 162(m) Limitation. In general, under Section 162(m) of the Code, income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for certain executive officers exceeds $1 million (less the amount of any "excess parachute payments" as defined in Section 280G of the Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain "performance-based compensation" established by an independent compensation committee which is adequately disclosed to, and approved by, the shareholders.

         Discretionary Performance Awards. Performance awards, including bonuses, may be granted by the Compensation Committee on an individual or group basis. Generally, these awards will be based upon specific agreements or performance criteria and will be paid in cash.

         401(k) Plan. Effective January 1, 1999, the Company established the Silverleaf Resorts, Inc. 401(k) Plan (the "401(k) Plan"), a qualified defined contribution retirement plan covering employees 21 years of age or older who have completed one year of service. The 401(k) Plan allows eligible employees to defer receipt of up to 15% of their compensation and contribute such amounts to various investment funds. The employee contributions vest immediately. Other than normal costs of administration, the Company has no obligation to make any payments under the 401(k) Plan.

         REPORT ON EXECUTIVE COMPENSATION

         Compensation Committee Interlocks and Insider Participation

         There are no "interlocks" (as defined by the rules of the Commission) with respect to any members of the Compensation Committee. During 2002, the make-up of the Compensation Committee was changed following the election of Ms. Whitmore and Messrs. Budd and Hirsch to the Board of Directors. The Compensation Committee now consists of three members, Ms. Whitmore, who chairs the committee, and Messrs. Budd and Hirsch. Each is a non-employee, independent director. For the period ending December 31, 2002, all decisions concerning executive compensation and administration of the Company's 1997 Stock Option Plan and the 2002 Stock Option Plan were made by the Compensation Committee. Additionally, the Committee also reviews and makes recommendations to the Board of Directors for the approval of all material employee benefit plans, benefit and compensation structures for directors, and oversees the criteria for performance based compensation. In acting upon these matters, the Committee considers, among other information, recommendations from the Chief Executive Officer and the President of the Company. The Board of Directors has final approval authority over all matters considered by the Compensation Committee other than the administration of and the issuance of stock option grants under the Company's 1997 Stock Option Plan and the 2002 Stock Option Plan.

         Report of Compensation Committee

         Incorporation by Reference. The report of the Compensation Committee shall not be deemed incorporated by reference by a general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 (the "Securities Act") or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

         General Compensation Policies

         The Company's compensation program for executive officers is designed to attract, motivate, and retain qualified individuals having the skills, experience, and leadership necessary to manage the Company's present and future business in a manner consistent with the interests of the shareholders. Accordingly, the Company strives to provide compensation opportunities, including current compensation and short and long-term incentive awards, that are externally competitive and internally equitable. In order to attract executives having the skills necessary to build and manage a large business organization, the Company attempts to establish compensation opportunities at levels that are competitive with companies in the Company's industry and in related industries with whom the Company believes it must compete for executive talent. The Company strives to establish short and long-term compensation opportunities that create compatibility between the interests of the Company's executives and the interests of the Company's shareholders.

         Executive Compensation Components

         The Company's compensation program for its executive officers consists of three principal components: (i) a base annual salary; (ii) a performance-based annual cash bonus; and (iii) stock options. The Company believes that the cash bonus and stock option components of the Company's executive compensation provide short and long-term incentives that align the interests of the Company's executive officers with the interests of its shareholders.

         The Committee strives to set base salaries and bonus compensation at levels necessary to attract and retain executive officers with skill and experience needed by the Company in light of its current and anticipated business activities. For the most recent fiscal year, the base salary and maximum cash bonus opportunity for certain of the Company's executive officers (including certain of the Named Executive Officers) were documented in an employment agreement that was negotiated with that executive. See "Executive Officers - Employment Agreements."

         Factors considered during 2002 in setting compensation were primarily subjective, such as the perceptions of the individual's performance, any planned change in functional responsibility, and other factors which evidenced contributions to the Company's long-term sales growth and profit objectives. Primarily important in determining bonuses paid by the Company during 2002 was the Company's debt restructuring and the extreme amount of work that was required of certain key executives in accomplishing that restructuring. Even though the Company's sales of vacation ownership intervals decreased during the period from prior years, the Company felt it was important to the retention of such officers to reward them for the personal sacrifices that each made to complete the restructuring. A comparison with an identified industry peer group was not considered in setting executive officer compensation.

         Ms. Brayfield entered into a new employment agreement with the Company in April 2002 prior to the time that the current members of the Compensation Committee were elected. Pursuant to the agreement, Ms. Brayfield was paid an annual base salary of $435,000. The agreement does not require the Company to pay any incentive-based compensation, but provides the Board of Directors the discretion to determine whether or not to pay a bonus or similar compensation.

         During 2002, Mr. O'Connor received no base salary but was compensated solely upon incentive-based formulas related to the Company's sales revenues. Mr. O'Connor received compensation equal to 1.0% of sales generated through the Company's internal sales efforts and 0.6% of the Company's net sales generated by the Company's outside sales force. Mr. O'Connor's compensation is based upon a three year employment agreement which expired on January 1, 2003.

         Because there were no formal compensation policies for laterally hired executives in place during 2002, the Compensation Committee determined the compensation levels of newly hired executive officers based generally on their qualifications and prior experience and their perceived value to the Company.

         In addition to the incentive compensation formulas used to remunerate certain key executive officers, all executive officers are eligible for consideration for discretionary bonuses. These bonuses are optional and based solely on performance of the individual and his or her contribution towards achieving corporate objectives.


         The Company established the 1997 Plan and the 2002 Plan to enable executive officers, other key employees, Independent Directors and others to participate in the ownership of the Company. Both the 1997 Plan and the 2002 Plan were designed to attract, maintain, and provide incentives to participants. The 2002 Plan terminated on July 30, 2003 and was replaced by the 2003 Plan on August 1, 2003. As of June 19, 2003, options for 1,570,000 shares were outstanding under the 1997 Plan. On January 2, 2003, there were 1,807,210 options granted under the 2002 Plan which terminated on July 30, 2003 because the 2002 Plan had not been approved by shareholders of the Company by that date. The options issued under the 2002 Plan were replaced with options granted under the 2003 Plan in the same amount and at the same exercise price. These options were granted to individuals based primarily upon the desirability of providing additional incentives to work to increase share value and the potential for the individuals' contributions to affect the Company's performance.


         A final component of total compensation for executive officers is Company benefits and perquisites generally consisting of the furnishing of company vehicles for certain of the Named Executive Officers and customary group life and health benefits. During 2002 Ms. Brayfield and Messrs O'Connor and White were furnished company vehicles.

         Compensation of the CEO during 2002. Mr. Mead's base salary of $500,000 per year was not modified in 2002. This amount was established in May 1997 and has never been raised. Mr. Mead received no incentive-based compensation during 2002, and none was provided for in his employment agreement which terminated on December 31, 2002.

         During 2002, the Company's total sales decreased from approximately $143 million for the year ended December 31, 2001 to approximately $126 million for the year ended December 31, 2002, a decrease of approximately 12%. However, due to one-time gains from the sale of notes receivable and early extinguishment of debt during 2002, net income increased from a net loss of approximately $27 million during 2001 to net income of approximately $23 million for 2002. Mr. Mead was instrumental in negotiating the restructuring of the Company's debt during 2001 and 2002. Under the terms of Mr. Mead's employment agreement, he is entitled to certain other fringe benefits which may be determined by the Board of Directors. While the Company's operating results for the period ending December 31, 2002 improved over those for the period ending December 31, 2001, Mr. Mead was not awarded any options nor granted a bonus for his 2002 performance as CEO of the Company.

         Section 162(m) of the Internal Revenue Code generally limits the corporate income tax deduction for compensation paid to the Named Executive Officers that is in excess of $1 million unless such compensation is "performance based compensation" or qualifies under other exceptions. The compensation earned by the Named Executive Officers was not exempt from the
Section 162(m) limitation. The Committee may from time to time authorize other awards that will give rise to a loss of deduction under Section 162(m) should it determine that the payment of such compensation is in the best interests of the Company.

                                              By the Compensation Committee,

                                              R. Janet Whitmore, Chairman
                                              J. Richard Budd, III
                                              Herbert B. Hirsch


                             STOCK PERFORMANCE GRAPH

         The Stock Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent the Company specifically incorporates this information by reference, and it shall not otherwise be deemed filed under such Acts.

         Set forth below is a line graph comparing the total cumulative return of the Company's Common Stock since initiation of trading of the Company's Common Stock on June 6, 1997 to (a) the S&P 500 Index, a broad equity market index and (b) the Russell 2000 Index, an index that measures the performance of stocks with small to medium-small market capitalization. The comparisons in this table are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Common Stock.

         The Company has chosen the Russell 2000 Index as an index of issuers with similar market capitalization because the Company does not believe it can reasonably identify a peer group or applicable published industry or line-of-business index. Only a few other publicly held companies engage in the Company's line of business -- the sale of vacation ownership intervals. Prominent among this limited group are The Walt Disney Company, Hilton Hotels Corporation and Marriott International Inc. which are (i) diversified, with far less than 50% of their respective revenues attributable to vacation ownership interval sales, and (ii) substantially larger than the Company in terms of revenue, assets and market capitalization. There are a few other public companies engaged principally in the Company's line of business. The Company, therefore, concluded that there was not a sufficient body of reliable market data for the Company to use as a comparison peer group. Because of the foregoing factors, the Company elected to compare the performance of its stock to the S&P 500 Index and the Russell 2000 Index. The Company has used these indices in this comparison since 1998.

         The graph assumes $100 was invested on December 31, 1997 in stock of the Company, the S&P 500 and the Russell 2000 and assumes dividends are reinvested.

         COMPARISON OF ANNUAL CUMULATIVE TOTAL RETURN OF COMPANY COMMON STOCK WITH THE S&P 500 INDEX AND THE RUSSELL 2000 INDEX.

                                [GRAPHIC--CHART]


 MEASUREMENT PERIOD       SILVERLEAF                        RUSSELL
(FISCAL YEAR COVERED)    RESORTS INC.       S&P 500          2000
---------------------    ------------    ------------    ------------
      12/31/97                 100.00          100.00          100.00
      12/31/98                  38.01          128.58           97.45
      12/31/99                  29.08          155.64          118.17
      12/31/00                  10.24          141.46          114.60
      12/31/01                    .27          124.65          117.45
      12/31/02                   1.24           97.10           93.39

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In March 1997, Mr. Mead entered into a lease agreement with the Company which granted him the exclusive right to use approximately 500 acres adjoining one of the Company's resort properties for hunting purposes. This land is subject to deed restrictions which prohibit the construction of new units, and most of this land is located in a flood plain. The land will remain available to Silverleaf Owners for hiking and nature trails. In exchange for these lease rights, Mr. Mead agreed to pay the annual property taxes on this land. These property taxes were approximately $7,000 for the year ended December 31, 2002. This lease agreement has a ten-year term and may be renewed by Mr. Mead for four additional ten-year terms.

         The William H. Francis Trust (the "Trust"), a trust for which Mr. Francis serves as trustee, is entitled to a 10% net profits interest from sales of certain land in Mississippi. The net profits interest was granted to the Trust pursuant to a Net Profits Agreement dated July 20, 1995 between the Trust and a subsidiary of the Company which was dissolved after its assets and liabilities, including the Net Profits Agreement, were acquired by the Company. Originally, the Trust's net profits interest related to a total of 45 acres in Mississippi held for investment purposes by the former subsidiary of the Company. Pursuant to the Net Profits Agreement, Mr. Francis agreed to provide governmental and public affairs consulting services to the Company during 1995 and 1996. The Net Profits Agreement provides that upon a sale of the 45 acre tract in one or more parcels, 10% of the net profits would be paid to the Trust. From time to time during the period between July 1995 and December 2002, the Company has gradually sold off much of the 45 acre tract in parcels. During 2001, the Company sold parcels of this tract equaling approximately three acres in the aggregate and accrued a liability of $17,286 to the Trust which was not paid prior to December 31, 2002. At December 31, 2002, the Company still owned approximately 11 remaining acres of this tract in Mississippi that is subject to this net profits interest in favor of the Trust.

         For information concerning employment agreements with certain officers see "Employment and Noncompetition Agreements."


                             AUDIT COMMITTEE REPORT

         Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the information contained in this Audit Committee Report, the Audit Committee Charter, reference to the independence of the Audit Committee members and the Stock Performance Graph contained herein are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

         Since May 1999, the Audit Committee has operated under the terms of a written Charter (the "Charter"). A copy of the Charter is attached hereto as "Annex A." The Charter provides that the Audit Committee will be composed of independent members who have sufficient training and expertise in financial reporting and management to ensure that the Company implements sound accounting policies and procedures. The Charter also promotes the free exchange of information among the Board, the Company's external independent auditor and its internal auditor. Members of the Audit Committee must have a working familiarity with basic finance and accounting practices, a background in accounting or a related financial expertise in finance or accounting, or any other comparable experience or background which results in the member's financial sophistication and ability to fulfill financial oversight responsibilities. The Audit Committee is currently evaluating the provisions of the Charter and anticipates that it will amend the Charter during the current fiscal year to, among other things, incorporate certain enhanced corporate governance concepts addressed by the Sarbanes-Oxley Act of 2002, and the rules and regulations promulgated thereunder.


         Following the completion of the restructuring plan, the Audit Committee was reconstituted in May 2002. The Committee continues to be composed solely of independent directors. Mr. Budd and Ms. Whitmore were elected in May 2002 to serve on the Audit Committee along with Mr. Francis who has served on the Committee from his election to the Board of Directors in June 1997 until July 2003. Mr. Hirsch, the fourth independent member of the Board of Directors, was appointed to the Audit Committee by the Board of Directors in January 2003.


         On June 19, 2002, the Company dismissed Deloitte & Touche LLP ("Deloitte") as the Company's independent auditors. Deloitte's dismissal was recommended by the Audit Committee and approved by the Board of Directors. Effective June 19, 2002 the Audit Committee recommended, and the Board approved, the appointment of BDO Seidman LLP ("BDO") to serve as the Company's new independent auditors.

         Deloitte's report on the Company's consolidated financial statements for the year ended December 31, 1999 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. Deloitte's report on the Company's consolidated financial statements for the year ended December 31, 2000 contained a disclaimer of opinion because of the possible material effects of the uncertainty related to the Company's difficulties in meeting its loan agreement covenants and financing needs, its losses from operations, and its negative cash flows from operating activities which raise substantial doubt about the Company's ability to continue as a going concern.

         In connection with the Company's audits for the years ended December 31, 1999 and 2000 and subsequently through the date of its dismissal, the Company had no disagreements with Deloitte on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused it to make reference to the subject matter of the disagreement in its report on the consolidated financial statements of the Company.

         Deloitte advised the Company in a letter dated March 12, 2002 to the Company's Board of Directors that, in connection with Deloitte's audit of the Company's consolidated financial statements for the year ended December 31, 2000, Deloitte had noted certain matters involving the Company's internal controls and its operations that Deloitte considered to be reportable conditions and a material weakness under standards established by the American Institute of Certified Public Accountants. Reportable conditions involve matters coming to the auditor's attention relating to significant deficiencies in the design or operation of an entity's internal control that, in the auditor's judgment, could adversely affect the entity's ability to record, process, summarize, and report financial data consistent with the assertions of management in the financial statements. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the consolidated financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions.

         As part of its ongoing activities, the Audit Committee has:

         o Reviewed and discussed with management, and the independent auditors, the Company's audited consolidated financial statements for the year ended December 31, 2002;

         o Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended; and

         o Received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent auditors their independence from the Company.

         Based upon the Audit Committee's discussions with management and BDO, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission. The Audit Committee also recommended in January 2003 that the Company appoint BDO as the Company's independent auditors for the year ending December 31, 2000. BDO's audit of the Company's financial statements for the year ended December 31, 2000 was deemed necessary because Deloitte, the Company's prior auditors, had previously disclaimed an opinion on the financial statements of the Company for the year ended December 31, 2000 due to uncertainties described in Deloitte's independent auditors report dated March 12, 2002. In addition, the Audit Committee recommended that the Board of Directors appoint BDO as the Company's independent auditors for the year ending December 31, 2003, subject to the ratification of this appointment by the shareholders of the Company.

                                                 By the Audit Committee,

                                                 J. Richard Budd, III, Chairman
                                                 James F. Francis, Jr.
                                                 Herbert B. Hirsch
                                                 R. Janet Whitmore


                            OTHER MATTERS AT MEETING

         The Board of Directors does not know of any matters to be presented at the 2003 Annual Meeting other than those mentioned in this Proxy Statement. If any other matters are properly brought before the 2003 Annual Meeting, it is intended that the proxies will be voted in accordance with the best judgment of the person or persons voting such proxies.


                    UNDERTAKING TO PROVIDE COPY OF FORM 10-K

         Additional copies of the Annual Report for the Company for 2002 as filed with the Securities and Exchange Commission on Form 10-K, including financial statements, but excluding exhibits, may be obtained without charge by written request to the Corporate

Secretary of the Company. All such requests should be directed to Sandra G. Cearley, Secretary, Silverleaf Resorts, Inc., 1221 River Bend Drive, Suite 120, Dallas, Texas 75247.


                  SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

         Any shareholder who meets the requirements of the proxy rules under the Exchange Act may submit to the Board of Directors proposals to be considered for submission to the shareholders at the 2004 Annual Meeting of Shareholders. Any such proposal must comply with the requirements of Rule 14a-8 under the Exchange Act and be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to the Corporate Secretary, Silverleaf Resorts, Inc., 1221 River Bend Drive, Suite 120, Dallas, Texas 75247 and must be received no later than December 31, 2003. Shareholder proposals received after that date will not be considered timely and will not be submitted for consideration at the 2004 Annual Meeting of Shareholders. The chairman of the meeting may refuse to acknowledge the introduction of any shareholder proposal not made in compliance with the foregoing procedures.


                      INFORMATION INCORPORATED BY REFERENCE


         The financial information reflected therein for the year ended December 31, 2002, and the related notes thereto beginning on page F-1 of the Annual Report, as well as the sections of the Annual Report entitled "Selected Financial Information," "Management's Discussion and Analysis and Results of Operations," and "Quantitative and Qualitative Disclosures About Market Risk" beginning on pages 41, 43, and 54 of the Annual Report, respectively, are incorporated in their entirety into this proxy statement by this reference. The Condensed Consolidated Statements of Income, the Condensed Consolidated Balance Sheet and the Condensed Consolidated Statements of Cash Flows of the Company and its subsidiaries beginning on pages 3, 4, and 6, respectively, of the Company's quarterly reports to the Securities and Exchange Commission on Form 10-Q for the quarters ended March 31, 2003 and June 30, 2003 are also incorporated herein by reference.


By Order of the Board of Directors,


SANDRA G. CEARLEY
Secretary


Dallas, Texas
November 12, 2003

                                                                         ANNEX A

                            SILVERLEAF RESORTS, INC.
                              AMENDED AND RESTATED
                             AUDIT COMMITTEE CHARTER

                                    ARTICLE I
                                  ORGANIZATION

         1.1 The Board of Directors shall establish an Audit Committee composed of independent members of the Board of Directors who have sufficient training and expertise in financial reporting and management to ensure that the Company has implemented sound accounting policies and procedures. The Audit Committee shall also promote the free exchange of information among the Board, the Company's independent auditor and its internal auditor.

         1.2 The Audit Committee shall consist of a minimum of three independent directors. Members shall be characterized as "independent directors" if they are "free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as a committee member." Directors who are affiliates of the Company, or officers or employees of the Company or any of its subsidiaries, are not considered independent. Former officers of the Company or any of its subsidiaries may be qualified to serve as members of the Audit Committee despite continued pension or deferred compensation from the Company if, in the opinion of the Board of Directors, such person will exercise independent judgment and will materially assist the function of the committee. Former officers may not comprise the majority of the Audit Committee.

         1.3 The members of the Audit Committee should have a working familiarity with basic finance and accounting practices, a background in accounting or a related financial expertise in finance or accounting, or any other comparable experience or background which results in the individual's financial sophistication and ability to fulfill financial oversight responsibilities.

                                   ARTICLE II
                               STATEMENT OF POLICY

         2.1 The function of the Audit Committee shall be to assist the Board of Directors in fulfilling its responsibilities to shareholders. The primary duties and responsibilities of the Audit Committee are to:

         A. Serve as an independent and objective body to monitor the Company's financial reporting process and internal controls system.

         B. Review and appraise the audit efforts of the Company's independent accountants and internal auditing department.

         C. Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board of Directors.

                                   ARTICLE III
                                RESPONSIBILITIES

         3.1 In fulfilling its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the Board of Directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

         3.2 In carrying out these responsibilities, the Audit Committee will be responsible for the following:

         A. CONTINUOUS ACTIVITIES--GENERAL

                  1. Provide an open avenue of communication between the independent auditor, internal auditor, and the Board of Directors.

                  2. Meet four times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary.

                  3. Confirm and assure the independence of the independent auditor and the objectivity of the internal auditor.

                  4. Review with the independent auditor and the internal auditor, the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

                  5. Inquire of management, the independent auditor, and the internal auditor about significant risks or exposures and assess the steps management has to take to minimize such risk to the Company.

                  6. Consider and review with the independent auditor and the internal auditor:

                           (a)      The adequacy of the Company's internal
                                    controls.

                           (b) Related findings and recommendations of the independent auditor and internal auditor together with management's responses.

                  7. Consider and review with management, the internal auditor and independent auditor:

                           (a) Significant findings during the year, including the status of previous audit recommendations.

                           (b) Any difficulties encountered in the course of audit work including any restrictions on the scope of activities or access to required information.

                           (c) Any changes required in the planned scope of the internal audit plan.

                  8. Meet periodically with the independent auditor, the internal auditor and management to discuss any matters that these groups believe should be discussed with the Audit Committee.

                  9. Report periodically to the Board of Directors on significant results of the foregoing activities.

                  10. Instruct the independent auditor that the Board of Directors, as the shareholders' representative, is the auditor's client.

         B. CONTINUOUS ACTIVITIES--RE: REPORTING SPECIFIC POLICIES

                  1. Advise management and the independent auditor they are expected to provide a timely analysis of significant current financial reporting issues and practices.

                  2. Provide that management and the independent auditor discuss with the Audit Committee their qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by the Company and, particularly, about the degree of aggressiveness or conservatism of its accounting principles and underlying estimates.

                  3. Inquire as to the auditor's independent qualitative judgments about the appropriateness, not just the acceptability, of the accounting principles and the clarity of the financial disclosure practices used or proposed to be adopted by the Company.

                  4. Inquire as to the auditor's views about whether management's choices of accounting are conservative, moderate, or aggressive from the perspective of income, asset, and liability recognition, and whether those principles are common practices or are minority practices.

                  5. Determine, as regards to new transactions or events, the auditor's reasoning of the appropriateness of the accounting principles and disclosure practices adopted by management.

                  6. Assure that the auditor's reasoning is described in determining the appropriateness of charges in accounting principles and disclosure practices.

                  7. Inquire as to the auditor's views about how the Company's choices of accounting principles and disclosure practices may affect the shareholders.

         C. SCHEDULED ACTIVITIES

                  1. Recommend the selection of the independent auditor for approval by the Board of Directors and ratification by the shareholders, approve the compensation of the independent auditor, and review and approve the discharge of the independent auditor.

                  2. Consider, in consultation with the independent auditor, the internal auditor, and management, the audit scope and plan of the independent auditor and the internal auditor.

                  3. Review with management and the independent auditor the results of annual audits and related comments including:

                           (a) The independent auditor's audit of the Company's financial statements, accompanying footnotes and its report thereon.

                           (b) Any significant changes required in the independent auditor's audit plans.

                           (c) Any difficulties or disputes with management encountered during the course of the audit.

                           (d) Other matters related to the conduct of the audit which are to be communicated to the Audit Committee under Generally Accepted Auditing Standards.

                  4. Review the reports filed by the Company with the Securities and Exchange Commission.

                  5. Arrange for the independent auditor to be available to the full Board of Directors at least annually to help provide a basis for the board to recommend to the shareholders the appointment of the auditor.

                  6. Assure that the auditor's reasoning is described in accepting or questioning significant estimates by management.

                  7. Review and update, if appropriate, the Audit Committee's Charter annually.

         D. "WHEN NECESSARY" ACTIVITIES

                  1. Review and approve requests for any management consulting engagement to be performed by the Company's independent auditor and be advised of any other study undertaken at the request of management that is beyond the scope of the audit engagement letter.

                  2. Review periodically with general counsel legal and regulatory matters that may have a material impact on the Company's financial statements, compliance policies and programs.

                  3. Conduct or authorize investigations into any matters within the Audit Committee's scope of responsibilities. The Audit Committee shall be empowered to retain independent counsel and other professionals to assist in the conduct of any investigation.

         Amended and Restated by the Audit Committee effective as of February 22, 2000.

                                                                         ANNEX B


                             2003 STOCK OPTION PLAN
                                       FOR
                            SILVERLEAF RESORTS, INC.



         This 2003 Stock Option Plan (the "Plan") is established by Silverleaf Resorts, Inc. (the "Company"), a Texas corporation, and adopted by the Company as of the 1st day of August, 2003.


                                    ARTICLE I
                               GENERAL PROVISIONS

         SECTION 1.1 PURPOSE OF THE PLAN. The Company desires to afford certain of its directors, officers and key employees and the directors, officers and key employees of any subsidiary corporation or parent corporation of the Company who are responsible for the continued growth of the Company, an opportunity to acquire a proprietary interest in the Company, and thus to create in such directors, officers and key employees an increased interest in and a greater concern for the welfare of the Company. The Company, by means of the Plan, seeks to retain the services of persons now holding key positions and to secure the services of persons capable of filling such positions.

         SECTION 1.2 SEPARATE INDUCEMENT. The stock options ("Options") offered pursuant to the Plan are a matter of separate inducement and are not in lieu of any salary or other compensation for the services of any director, officer or key employee.

         SECTION 1.3 TYPES OF OPTIONS. The Options granted under the Plan are intended to be either incentive stock options ("Incentive Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options that do not meet the requirements for Incentive Options ("Non-Qualified Options"), but the Company makes no warranty as to the qualification of any Option as an Incentive Option.

         SECTION 1.4 SHAREHOLDER APPROVAL. The Plan shall terminate if the shareholders of the Company have not approved the Plan within twelve (12) months of the date the Plan was adopted by the Company.

                                   ARTICLE II
                       AMOUNT OF STOCK SUBJECT TO THE PLAN

         SECTION 2.1 AGGREGATE NUMBER OF SHARES. The total number of shares of common stock of the Company which may be purchased pursuant to the exercise of Options granted under the Plan shall not exceed, in the aggregate, 2,209,614 shares of the authorized common stock, $0.01 par value per share, of the Company (the "Shares").

         SECTION 2.2 SOURCE OF SHARES. Shares which may be acquired under the Plan may be either authorized but unissued Shares, Shares of issued stock held in the Company's treasury, or both, at the discretion of the Company. If and to the extent that Options granted under the Plan expire or terminate without having been exercised, new Options may be granted with respect to the Shares covered by such expired or terminated Options, provided that the grant and the terms of such new Options shall in all respects comply with the provisions of the Plan.

                                   ARTICLE III
                       EFFECTIVE DATE AND TERM OF THE PLAN

         SECTION 3.1 EFFECTIVE DATE. The Plan shall become effective on the date (the "Effective Date") on which it is adopted by the board of directors of the Company (the "Board of Directors"); provided, however, that if the Plan is not approved by the shareholders of the Company within twelve (12) months before or after the Effective Date, the Plan and any Options granted thereunder shall terminate.

         SECTION 3.2 DURATION OF PLAN AND GRANTING OF OPTIONS. The Company may, from time to time during the period beginning on the Effective Date and ending on the earlier of such date as is 10 years after the Effective Date or is 10 years after the Plan is approved by the Shareholders (the "Termination Date"), grant to persons eligible to participate in the Plan Options under the terms of the Plan. Options granted prior to the Termination Date may extend beyond that date, in accordance with the terms thereof.

         SECTION 3.3 PARENT AND SUBSIDIARY DEFINED. As used in the Plan, the terms "subsidiary corporation" and "parent corporation" shall have the meanings ascribed to such terms, respectively, in Sections 424(f) and 424(e) of the Code.

         SECTION 3.4 PARTICIPANT DEFINED. An employee, officer or director to whom Options are granted hereunder may be referred to herein as a "Participant."

                                   ARTICLE IV
                                 ADMINISTRATION

         SECTION 4.1 COMPENSATION COMMITTEE. The Board of Directors shall designate a Compensation Committee (the "Committee"), which shall consist of no fewer than two directors, to administer the Plan. At least two members of the Committee shall be "non-employee directors" within the meaning of Rule 16b-3 (or any successor rule or regulation) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         SECTION 4.2 QUORUM AND MAJORITY. A majority of the members of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee shall be the act of the Committee.

         SECTION 4.3 REMOVAL AND VACANCIES. Any member of the Committee may be removed at any time either with or without cause by resolution adopted by the Board of Directors, and any vacancy on the Committee may at any time be filled by resolution adopted by the Board of Directors.

         SECTION 4.4 ACTIONS BY BOARD. Any or all powers and functions of the Committee may at any time and from time to time be exercised by the Board of Directors. Any reference in the Plan to the Committee shall be deemed also to refer to the Board of Directors, to the extent that the Board of Directors is exercising any of the powers and functions of the Committee.

         SECTION 4.5 AUTHORITY OF COMMITTEE. Subject to the express provisions of the Plan, the Committee shall have the authority, in its discretion, to:

                  (a) determine the directors, officers and employees to whom Options shall be granted, the time when such Options shall be granted, the number of Shares which shall be subject to each Option, the purchase price or exercise price of each Share which shall be subject to each Option, the period(s) during which such Options shall be exercisable (whether in whole or in part), and the other terms and provisions of the respective Options (which need not be identical);

                  (b) construe the Plan and Options granted thereunder;

                  (c) prescribe, amend and rescind rules and regulations relating to the administration of the Plan; and

                  (d) make all other determinations necessary or advisable for administering the Plan.

         SECTION 4.6 NONCOMPETITION. Without limiting the foregoing, the Committee also shall have the authority to require, in its discretion, as a condition of the granting of any Option, that the Participant agree that in the event of termination of directorship, office or employment of such Participant, other than as a result of dismissal without cause, such Participant will not, for a period to be fixed at the time of the grant of the Option, enter into any employment or participate directly or indirectly in any business or enterprise which is competitive with the business of the Company or any subsidiary corporation or parent corporation of the Company, or enter into any employment in which such employee will be called upon to utilize special knowledge obtained through directorship, office or employment with the Company or any subsidiary corporation or parent corporation thereof.

         SECTION 4.7 DISCRETION OF COMMITTEE. The determination of the Committee on matters referred to in this Article IV shall be conclusive.

         SECTION 4.8 CONSULTANTS. The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company.

         SECTION 4.9 NO LIABILITY FOR GOOD FAITH DECISIONS. No member or former member of the Committee or of the Board of Directors shall be liable for any action or determination made in good faith with respect to the Plan or any Option.

                                    ARTICLE V
                                   ELIGIBILITY

         SECTION 5.1 NON-QUALIFIED PARTICIPANTS. Non-Qualified Options may be granted only to directors, officers and other salaried key employees of the Company, or of any subsidiary corporation or parent corporation of the Company now existing or hereafter formed or acquired, except as hereinafter provided.

         SECTION 5.2 INCENTIVE OPTION PARTICIPANTS. An Incentive Option may be granted only to salaried key employees of the Company or any subsidiary corporation or parent corporation of the Company now existing or hereafter formed or acquired, and not to any director or officer who is not also an employee.

         SECTION 5.3 RETIRED EMPLOYEES. Any person who shall have retired from active employment by the Company, although such person shall have entered into a consulting contract with the Company, shall not be eligible to receive an Option.

                                   ARTICLE VI
                   LIMITATION ON EXERCISE OF INCENTIVE OPTIONS

         SECTION 6.1 EXCESSIVE INCENTIVE OPTIONS. Except as otherwise provided under the Code, to the extent that the aggregate fair market value of Shares with respect to which Incentive Options are exercisable for the first time by an employee during any calendar year (under all stock options plans of the Company and any parent corporation or subsidiary corporation of the Company) exceeds $100,000.00, such Options shall be treated as Non-Qualified Options.

         SECTION 6.2 DEFINITIONS FOR LIMITATION. For purposes of the limitation set forth in Section 6.1:

                  (a) the fair market value of Shares is determined as of the time the Option is granted;

                  (b) the limitation will be applied by taking into account Options in the order in which they were granted; and

                  (c) Incentive Options granted before 1987 shall not be taken into account.

                                   ARTICLE VII
                           OPTIONS: PRICE AND PAYMENT

         SECTION 7.1 PURCHASE PRICE OF NON-QUALIFIED OPTIONS. The purchase price for each Share purchasable under any Non-Qualified Option granted hereunder shall be such amount as the Committee shall deem appropriate, but not less than the par value thereof, if any.

         SECTION 7.2 PURCHASE PRICE OF INCENTIVE OPTIONS. The purchase price for each Share purchasable under any Incentive Option granted hereunder shall be such amount as the Committee shall, in its best judgment, determine to be not less than one hundred percent (100%) of the fair market value per Share on the date the Option is granted; provided, however, that in the case of an Incentive Option granted to a Participant who, at the time such Incentive Option is granted, owns stock of the Company or any subsidiary corporation or parent corporation of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any subsidiary corporation or parent corporation of the Company, the purchase price for each Share shall be such amount as the Committee shall, in its best judgment, determine to be not less than one hundred ten percent (110%) of the fair market value per Share at the date the Option is granted. For purposes of determining such ownership, the attribution rules of Section 424(d) of the Code shall apply.

         SECTION 7.3 FAIR MARKET VALUE OF SHARES.

                  (a) NATIONAL EXCHANGE: If the Shares are listed on a national securities exchange in the United States on any date on which the fair market value per Share is to be determined, the fair market value per Share shall be deemed to be the average of the high and low quotations at which such Shares are sold on such national securities exchange on such date. If the Shares are listed on a national securities exchange in the United States on such date but the Shares are not traded on such date, or such national securities exchange is not open for business on such date, the fair market value per Share shall be determined as of the closest preceding date on which such exchange shall have been open for business and the Shares were traded. If the Shares are listed on more than one national securities exchange in the United States on the date any such Option is granted, the Committee shall, in good faith, determine which national securities exchange shall be used for the purpose of determining the fair market value per Share.

                   (b) PUBLIC MARKET: If a public market exists for the Shares on any date on which the fair market value per Share is to be determined but the Shares are not listed on a national securities exchange in the United States, the fair market value per Share shall be deemed to be the mean between the closing bid and asked quotations in the over-the-counter market for the Shares on such date. If there are no bid and asked quotations for the Shares on such date, the fair market value per Share shall be deemed to be the mean between the closing bid and asked quotations in the over-the-counter market for the Shares on the closest date preceding such date for which such quotations are available.

                   (c) NO PUBLIC MARKET: If no public market exists for the Shares on any date on which the fair market value per Share is to be determined, the Committee shall, in its sole discretion and best, good faith judgment, determine the fair market value of a Share.

                  (d) COMMITTEE'S DECISION IS CONCLUSIVE: For purposes of this Plan, the determination by the Committee of the fair market value of a Share shall be conclusive.

         SECTION 7.4 PAYMENT UPON EXERCISE. Upon the exercise of an Option, the Company shall cause the purchased Shares to be issued only when it shall have received the full purchase price for the Shares in cash or by certified check; provided, however, that in lieu of cash or certified check the Participant may, if and to the extent the terms of the Option so provide and to the extent permitted by applicable law, exercise an Option in whole or in part, by delivering to the Company shares of common stock of the Company (in proper form for transfer and accompanied by all requisite stock transfer tax stamps or cash in lieu thereof) owned by such Participant having a fair market value equal to the purchase price of the Shares as to which the Option is being exercised. The fair market value of the stock so delivered shall be determined as of the date immediately preceding the date on which the Option is exercised, or as may be required in order to comply with or to conform to the requirements of any applicable laws or regulations.

         SECTION 7.5 USE OF PROCEEDS. The cash proceeds of the sale of Shares subject to Options are to be added to the general funds of the Company and used for its general corporate purposes as the Board of Directors shall determine.

                                  ARTICLE VIII
            TERM OF OPTIONS AND LIMITATIONS ON THE RIGHT OF EXERCISE

         SECTION 8.1 TERM OF OPTIONS. Any Option shall be exercisable at such times, in such amounts and during such period or periods as the Committee shall determine at the date of the grant of such Option; provided, however, that an Incentive Option shall not be exercisable after the expiration of ten (10) years from the date such Option is granted; and provided further that, in the case of an Incentive Option granted to a Participant who, at the time such Option is granted, owns stock of the Company or any subsidiary corporation or parent corporation of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any subsidiary corporation or parent corporation of the Company, such Option shall not be exercisable after the expiration of five (5) years from the date such Option is granted. For purposes of determining such ownership, the attribution rules of Section 424(d) of the Code, shall apply.

         SECTION 8.2 ACCELERATION OF TERMS. Subject to the provisions of Section
8.10 and Section 12.2, the Committee shall have the right to accelerate, in whole or in part, from time to time, conditionally or unconditionally, rights to exercise any Option.

         SECTION 8.3 EXPIRATION OF OPTIONS. To the extent that an Option is not exercised within the period of exerciseability specified therein, it shall expire as to the then unexercised part.

         SECTION 8.4 NO FRACTIONAL SHARES. In no event shall an Option granted hereunder be exercisable for a fraction of a Share.

         SECTION 8.5 EXERCISE OF OPTIONS. Any Option shall be exercised by the Participant holding such Option as to all or part of the Shares covered by such Option by giving written notice of such exercise to the Corporate Secretary of the Company at the principal business office of the Company, specifying the number of Shares to be purchased and specifying a business day not more than fifteen (15) days from the date such notice is given, for the payment of the purchase price against delivery of the Shares being purchased. Subject to the terms of Sections 8.8, 11.5, and 12.1 of this Plan, the Company shall cause certificates for the Shares so purchased to be delivered to the Participant at the principal business office of the Company, against payment of the full purchase price, on the date specified in the notice of exercise.

         SECTION 8.6 NONTRANSFERABILITY OF OPTIONS. No Option shall be transferable, whether by operation of law or otherwise, other than by will or the laws of descent and distribution, and any Option shall be exercisable, during the lifetime of the Participant, only by such Participant.

         SECTION 8.7 EXERCISE BY PARTICIPANT'S ESTATE. If an Option shall be exercised by the legal representative of a deceased Participant, or by a person who acquired an Option by bequest or inheritance or by reason of the death of any Participant, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative or other person to exercise such Option.

         SECTION 8.8 PURCHASE FOR INVESTMENT. Except as hereafter provided, a Participant shall, upon any exercise of an Option, execute and deliver to the Company a written statement, in form satisfactory to the Company, in which such Participant represents and warrants that such Participant is purchasing or acquiring the Shares acquired thereunder for such Participant's own account, for investment only and not with a view to the resale or distribution thereof, and agrees that any subsequent offer for sale or sale or distribution of any of such Shares shall be made only pursuant to either (a) a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), which Registration Statement has become effective and is current with regard to the Shares being offered or sold, or (b) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the holder shall, if so requested by the Company, prior to any offer for sale or sale of such Shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Company, from counsel for or approved by the Company, as to the applicability of such exemption thereto. The foregoing restriction shall not apply to (i) issuances by the Company so long as the Shares being issued are registered under the Securities Act and a prospectus in respect thereof is current or (ii) reofferings of Shares by affiliates of the Company (as defined in Rule 405 or any successor rule or regulation promulgated under the Securities Act) if the Shares being reoffered are registered under the Securities Act and a prospectus in respect thereof is current.

         SECTION 8.9 RESTRICTIONS ON TRANSFER OF STOCK. The Company may endorse such legend or legends upon the certificates for Shares issued upon exercise of an Option and may issue such "stop transfer" instructions to its transfer agent in respect of such Shares as, in its discretion, it determines to be necessary or appropriate to (i) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act, (ii) implement the provisions of the Plan and any agreement between the Company and the Participant with respect to such Shares, or (iii) permit the Company to determine the occurrence of a disqualifying disposition, within the meaning of Section 421(b) of the Code, of Shares transferred upon exercise of an Incentive Option granted under the Plan. No Shares acquired by a Participant pursuant to a Option shall be sold or otherwise disposed of within a period of six (6) months following the date of acquisition of such Shares, unless either the grant of the Option is approved by the Board of Directors, or a committee of the Board of Directors that is composed solely of two or more non-employee directors as defined in Rule 16b-3 of the Exchange Act, or the grant of the Option is approved or ratified, in compliance with Section 14 of the Exchange Act, by either: the affirmative votes of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable laws of the state or other jurisdiction in which the Company is incorporated, or the written consent of the holders of a majority of the securities of the Company entitled to vote, provided that such ratification occurs no later than the date of the next annual meeting of the shareholders.

         SECTION 8.10 SHAREHOLDER APPROVAL. Notwithstanding the provisions of
Section 8.2 and 10.3 hereof, no option granted hereunder may be exercised and no Optionee will have any right to receive payment upon termination of the Options granted hereunder, unless the Plan has been approved by the Shareholders of the Company.

                                   ARTICLE IX
                TERMINATION OF DIRECTORSHIP, OFFICE OR EMPLOYMENT

         SECTION 9.1 EXPIRATION OF OPTIONS UPON TERMINATION. Upon termination of the directorship, office or employment of any Participant with the Company and all subsidiary corporations and parent corporations of the Company, any Option previously granted to the Participant, unless otherwise specified by the Committee in the Option, shall, to the extent not theretofore exercised, terminate and become null and void, provided that:

                  (a) if the Participant shall die while serving as a director, officer or while in the employ of such corporation or during either the three (3) month or one (1) year period, whichever is applicable, specified in clause (b) below and at a time when such Participant was entitled to exercise an Option as herein provided, the legal representative of such Participant, or such person who acquired such Option by bequest or inheritance or by reason of the death of the Participant, may, not later than one (1) year from the date of death, exercise such Option, to the extent not theretofore exercised, in respect of any or all of such number of Shares as specified by the Committee in such Option; and

                  (b) if the directorship, office or employment of any Participant to whom such Option shall have been granted shall terminate by reason of the Participant's retirement (at such age or upon such conditions as shall be specified by the Committee), disability (as described in Section 22(e)(3) of the Code) or dismissal by the employer other than for cause (as defined below), and while such Participant is entitled to exercise such Option as herein provided, such Participant shall have the right to exercise such Option, to the extent not theretofore exercised, in respect of any or all of such number of Shares as specified by the Committee in such Option, at any time up to and including (i) three (3) months after the date of such termination of directorship, office or employment in the case of termination by reason of retirement or dismissal other than for cause and (ii) one (1) year after the date of termination of directorship, office or employment in the case of termination by reason of disability.

         SECTION 9.2 NATURAL EXPIRATION OF OPTION. In no event, however, shall any person be entitled to exercise any Option after the expiration of the period of exerciseability of such Option as specified therein.

         SECTION 9.3 VOLUNTARY OR FOR CAUSE TERMINATION. If a Participant voluntarily terminates his directorship, office or employment, or is discharged for cause, any Option granted hereunder shall, unless otherwise specified by the Committee in the Option, forthwith terminate with respect to any unexercised portion thereof.

         SECTION 9.4 "FOR CAUSE" DEFINED. For the purposes of the Plan, the term "for cause" shall mean (i) with respect to an employee who is a party to a written agreement with, or, alternatively, participates in a compensation or benefit plan of the Company or a subsidiary corporation or parent corporation of the Company, which agreement or plan contains a definition of "for cause" or "cause" (or words of like import) for purposes of termination of employment thereunder by the Company or such subsidiary corporation or parent corporation of the Company, "for cause" or "cause" as defined in the most recent of such agreements or plans, or (ii) in all other cases, as determined by the Board of Directors, in its sole discretion, (a) the willful commission by a Participant of a criminal or other act that causes or probably will cause substantial economic damage to the Company or a subsidiary corporation or parent corporation of the Company or substantial injury to the business reputation of the Company or a subsidiary corporation or parent corporation of the Company; (b) the commission by a Participant of an act of fraud in the performance of such Participant's duties on behalf of the Company or a subsidiary corporation or parent corporation of the Company; (c) the continuing willful failure of a Participant to perform the duties of such Participant to the Company or a subsidiary corporation or parent corporation of the Company (other than such failure resulting from the Participant's incapacity due to physical or mental illness) after written notice thereof (specifying the particulars thereof in reasonable detail) and a reasonable opportunity to be heard and cure such failure are given to the Participant by the Board of Directors; or (d) the order of a court of competent jurisdiction requiring the termination of the Participant's employment, directorship or office. For purposes of the Plan, no act, or failure to act, on the Participant's part shall be considered "willful" unless done or omitted to be done by the Participant not in good faith and without reasonable belief that the Participant's action or omission was in the best interest of the Company or a subsidiary corporation or parent corporation of the Company.

         SECTION 9.5 EMPLOYMENT DEFINED. For the purposes of the Plan, an employment relationship shall be deemed to exist between an individual and a corporation if, at the time of the determination, the individual was an "employee" of such corporation for purposes of Section 422(a) of the Code. If an individual is on maternity, military, or sick leave or other bona fide leave of absence, such individual shall be considered an "employee" for purposes of the exercise of an Option and shall be entitled to exercise such Option during such leave if the period of such leave does not exceed ninety (90) days, or, if longer, so long as the individual's right to reemployment with his employer is guaranteed either by statute or by contract. If the period of leave exceeds ninety (90) days, the employment relationship shall be deemed to have terminated on the ninety-first (91) day of such leave, unless the individual's right to reemployment is guaranteed by statute or contract.

         SECTION 9.6 TRANSFER OF EMPLOYMENT. A termination of employment shall not be deemed to occur by reason of (i) the transfer of a Participant from employment by the Company to employment by a subsidiary corporation or a parent corporation of the Company or (ii) the transfer of a Participant from employment by a subsidiary corporation or a parent corporation of the Company to employment by the Company or by another subsidiary corporation or parent corporation of the Company.

         SECTION 9.7 RIGHT TO TERMINATE EMPLOYMENT. The Plan shall not impose any obligation on the Company or on any subsidiary corporation or parent corporation thereof to continue the employment of any Participant; and it shall not impose any obligation on the part of any Participant to remain in the employ of the Company or of any subsidiary corporation or parent corporation thereof.

                                    ARTICLE X
              ADJUSTMENT OF SHARES; EFFECT OF CERTAIN TRANSACTIONS

         SECTION 10.1 ADJUSTMENTS TO CAPITAL STRUCTURE. In the event of any change in the outstanding Shares through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination or exchange of shares, or other like change in capital structure of the Company, an adjustment shall be made to each outstanding Option such that each such Option shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of the Shares subject to such Option had such Option been exercised in full immediately prior to such change, and such an adjustment shall be made successively each time any such change shall occur. The term "Shares" after any such change shall refer to the securities, cash and/or property then receivable upon exercise of an Option. In addition, in the event of any such change, the Committee shall make any further adjustment as may be appropriate to the maximum number of Shares subject to the Plan, the maximum number of Shares, if any, for which Options may be granted to any one employee, and the number of Shares and price per Share subject to outstanding Options as shall be equitable to prevent dilution or enlargement of rights under such Options, and the determination of the Committee as to these matters shall be conclusive. Notwithstanding the foregoing, (i) each such adjustment with respect to an Incentive Option shall comply with the rules of Section 424(a) of the Code, and (ii) in no event shall any adjustment be made which would render any Incentive Option granted hereunder other than an "incentive stock option" for purposes of Section 422 of the Code.

         SECTION 10.2 CHANGE IN CONTROL DEFINED. For purposes of the Plan, a "change in control" of the Company occurs upon the sale of all or substantially all of the assets of the Company or upon any merger, consolidation or similar transaction in which the Company is not the surviving corporation.

         SECTION 10.3 EXPIRATION UPON CHANGE IN CONTROL. In the event of a change in control of the Company (defined above), each Option outstanding hereunder, the grant of which was approved by the Board of Directors, or a committee of the Board of Directors that is composed solely of two or more non-employee directors as defined in Rule 16b-3 of the Exchange Act, or by the affirmative vote or written consent of the holders of the majority of the securities of the Company, shall terminate as of the date of the change of control, and such holder shall receive from the Company, with respect to each Share subject to such Option, an amount of cash equal to the excess of the fair market value of such Share immediately prior to the occurrence of such transaction over the exercise price per Share of such Option. Notwithstanding anything to the contrary herein, all of the provisions of this Section shall be subject to the provisions of Section 8.10.

                                   ARTICLE XI
             ISSUANCE OF CERTIFICATES; LEGENDS; PAYMENT OF EXPENSES

         SECTION 11.1 CERTIFICATES; BOOK ENTRY TRANSFER. Upon any exercise of an Option and payment of the purchase price, a certificate or certificates for the Shares as to which the Option has been exercised shall be issued by the Company in the name of the person exercising the Option and shall be delivered to or upon the order of such person or persons. At the direction of the Optionee and in lieu of a certificate or certificates, the Company shall issue the Shares by book-entry transfer to an eligible institution for the account of the Optionee; provided, however, that Shares that are endorsed with any legend restricting transfer thereof, may not be issued through book-entry transfer.

         SECTION 11.2 ENDORSEMENTS. The Company may endorse such legend or legends upon the certificates for Shares issued upon exercise of an Option granted hereunder and may issue such "stop transfer" instructions to its transfer agent in respect of such Shares as, in its discretion, it determines to be necessary or appropriate to (i) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act, (ii) implement the provisions of the Plan and any agreement between the Company and the optionee with respect to such Shares, or (iii) permit the Company to determine the occurrence of a disqualifying disposition, within the meaning of
Section 421(b) of the Code, of Shares transferred upon exercise of an Incentive Option granted under the Plan.

         SECTION 11.3 TAXES AND FEES. The Company shall pay all issue or transfer taxes with respect to the issuance or transfer of Shares, as well as all fees and expenses incurred by the Company in connection with such issuance or transfer.

         SECTION 11.4 SHARES FULLY PAID. All Shares issued as provided herein shall be fully paid and non-assessable to the extent permitted by law.

         SECTION 11.5 WITHHOLDING TAXES. The Company may require an employee exercising a Non-Qualified Option granted hereunder, or disposing of Shares acquired pursuant to the exercise of an Incentive Option in a disqualifying disposition (within the meaning of Section 421(b) of the Code), to reimburse the corporation that employs such employee for any taxes required by any government to be withheld or otherwise deducted or paid by such corporation in respect of the issuance or disposition of such Shares. In lieu thereof, the employer corporation shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation to the employee upon such terms and conditions as the Committee shall prescribe. The employer corporation may, in its discretion, hold the stock certificate to which such employee is entitled upon the exercise of an Option as security for the payment of such withholding tax liability, until cash sufficient to pay that liability has been accumulated.

                                   ARTICLE XII
                            MISCELLANEOUS PROVISIONS

         SECTION 12.1 LISTING OF SHARES AND RELATED MATTERS. If at any time the Board of Directors shall determine in its discretion that the listing, registration or qualification of the Shares covered by the Plan upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of Shares under the Plan, no Shares shall be issued unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board of Directors.

         SECTION 12.2 AMENDMENT OF THE PLAN. The Board of Directors or the Committee may, from time to time, amend the Plan, provided that, notwithstanding anything to the contrary herein, no amendment shall be made, without the approval of the shareholders of the Company, that will (i) increase the total number of Shares reserved for Options under the Plan (other than an increase resulting from an adjustment provided for in Article X), (ii) reduce the exercise price of any Incentive Option granted hereunder below the price required by Article VII, or (iii) modify the provisions of the Plan relating to eligibility. The Board of Directors or the Committee shall be authorized to amend the Plan and the Options granted thereunder to permit the Incentive Options granted thereunder to qualify as "incentive stock options" within the meaning of Section 422 of the Code. The rights and obligations under any Option granted before amendment of the Plan or any unexercised portion of such Option shall not be adversely affected by amendment of the Plan or the Option without the consent of the holder of the Option.

         SECTION 12.3 TERMINATION OR SUSPENSION OF THE PLAN. The Board of Directors or the Committee may at any time and for any or no reason suspend or terminate the Plan. The Plan, unless sooner terminated under Article III or by action of the Board of Directors, shall terminate at the close of business on the Termination Date. An Option may not be granted while the Plan is suspended or after it is terminated. Options granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except upon the consent of the person to whom the Option was granted. The power of the Committee under Article IV to construe and administer any Options granted prior to the termination or suspension of the Plan shall continue after such termination or during such suspension.

         SECTION 12.4 GOVERNING LAW. The Plan, such Options as may be granted thereunder and all related matters shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas from time to time obtaining.

         SECTION 12.5 PARTIAL INVALIDITY. The invalidity or illegality of any provision herein shall not be deemed to affect the validity of any other provision.

         SECTION 12.6 SUCCESSORS. This Plan shall be binding on the Company, its successors and assigns.


         ADOPTED this 1st day of August, 2003.



                                     SILVERLEAF RESORTS, INC.



                                     By: /s/ ROBERT E. MEAD
                                         ---------------------------------------
                                         Robert E. Mead, Chief Executive Officer




                                     ATTESTED BY: /s/ SANDRA CEARLEY
                                                  ------------------------------
                                                  Sandra Cearley, Secretary

                                                                         ANNEX C


              THIRD AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                            SILVERLEAF RESORTS, INC.

         Silverleaf Resorts, Inc., a Texas corporation (the "Corporation"), pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act (the "Act"), hereby adopts these Third Amended and Restated Articles of Incorporation of the Corporation which accurately copy the Articles of Incorporation of the Corporation and all amendments thereto that are in effect to date and as further amended hereby as hereinafter set forth and which contain no other change in any provision thereof.

                                    ARTICLE I

         The name of the Corporation is Silverleaf Resorts, Inc.

                                   ARTICLE II

         The Articles of Incorporation of the Corporation are amended by these Third Amended and Restated Articles of Incorporation as follows:

         A. Current ARTICLE SEVEN is amended to read as set forth in ARTICLE SEVEN below so as to delete the division of the directors into three classes and to provide for the annual election of each of the directors.

         B. ARTICLE NINE is added to provide that a majority of shareholders may approve certain actions by the Corporation.

         C. ARTICLE TEN is added to provide that a majority of shareholders may amend these Articles in the future.

                                   ARTICLE III

         Each such amendment was duly adopted by the shareholders of the Corporation on the ___ day of July, 2003 in conformity with the Act.

                                   ARTICLE IV

         The number of shares of the Corporation outstanding at the time of such adoption was 36,826,906 shares of Common Stock, and the number of shares entitled to vote on the amendments to the Second Amended and Restated Articles of Incorporation was 36,826,906 shares of Common Stock. Holders representing ____ shares of the Corporation's Common Stock voted in favor of the amendments to the Second Amended and Restated Articles of Incorporation, and holders representing ___ shares voted against the amendments.

                                    ARTICLE V

         The Articles of Incorporation of the Corporation and all amendments thereto pursuant to that certain Second Amended and Restated Articles of Incorporation are hereby superseded by the following Third Amended and Restated Articles of Incorporation, which accurately copy the entire text thereof and as amended as set forth above:


              THIRD AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                            SILVERLEAF RESORTS, INC.

                                   ARTICLE ONE

         The name of the corporation ("Corporation") is Silverleaf Resorts, Inc.

                                   ARTICLE TWO

         The period of its duration is perpetual.

                                  ARTICLE THREE

         The purpose for which the corporation is organized is to transact any or all lawful business for which corporations may be incorporated under the Act.

                                  ARTICLE FOUR

    A. The aggregate number of shares that the Corporation shall have authority to issue is One Hundred Ten Million (110,000,000) shares. Such shares shall be issued in two (2) classes of stock to be designated "Common Stock" and "Preferred Stock." The number of shares of Common Stock authorized is One Hundred Million (100,000,000) shares having a par value of $0.01 per share. The number of shares of Preferred Stock authorized is Ten Million (10,000,000) shares having a par value of $0.01 per share.

    B. The designations and the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the shares of each class of capital stock of the Corporation are as follows:

         (1) PREFERRED STOCK. The Preferred Stock may be authorized for issuance from time to time by the Board of Directors in one or more separately designated series. The designation of each such series, the number of shares to be included in each such series, and the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and terms and conditions of redemption shall be as set forth in resolutions adopted by the Board of Directors and included in a statement filed as required by law from time to time prior to the issuance of any shares of such series. Subject to the express limitations, if any, of any series of Preferred Stock of which shares are outstanding at the time, the Board of Directors is authorized, by the adoption of resolutions, to increase or decrease (but not below the number of shares of Preferred Stock of such series then outstanding) the number of shares of Preferred Stock of such series and to alter the designation of or, classify or reclassify, any unissued shares of Preferred Stock of any series from time to time, by setting or changing the preferences, conversion or other rights, voting powers restrictions, limitations as to dividends or other distributions qualifications or terms and conditions of redemption of such series.

         (2) COMMON STOCK. Subject to all rights of Preferred Stock, as expressly provided herein, by law or by the Board of Directors pursuant to this Article Four, the Common Stock of the Corporation shall have all rights and privileges afforded to capital stock by applicable law in the absence of any express grant of rights or privileges in the Corporation's charter, including, but not limited to, the following rights and privileges:

                  (a) The holders of shares of Common Stock shall have the right to vote for the election of directors and on all other matters requiring stockholder action, each share of Common Stock being entitled to one vote. No holder of Common Stock shall have the right to cumulate his votes at any election for directors of the Corporation.

                  (b) Dividends may be declared and paid or set apart for payment upon shares of Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends.

                  (c) Upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the net assets of the Corporation shall be distributed pro rata to the holders of shares of Common Stock in accordance with their respective rights and interests.

                                  ARTICLE FIVE

         The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00) consisting of money, labor done, or property actually received.

                                   ARTICLE SIX

         The street address of the registered office of the Corporation is 1221 River Bend Drive, Suite 120, Dallas, Texas 75247 and the name of the registered agent at such address is Sandra Cearley.

                                  ARTICLE SEVEN

         The business and affairs of the Corporation shall be managed by a Board of Directors which may exercise all of the powers of the Corporation except those conferred on or reserved to the stockholders by law. The number of Directors is currently five (5), which number may be increased or decreased pursuant to the Bylaws of the Corporation but in no event shall be less than the minimum number required by the Act. The names and addresses of the persons serving as the current directors of the Corporation are:

         J. Richard Budd, III               360 Lexington Ave.
                                            Third Floor
                                            New York, NY 10017

         James B. Francis, Jr.              2911 Turtle Creek Boulevard
                                            Suite 925
                                            Dallas, Texas 75219

         Herbert B. Hirsch                  64 Hurdle Fence Drive
                                            Avon, Connecticut 06001

         Robert E. Mead                     1221 River Bend Drive
                                            Suite 120
                                            Dallas, Texas 75247

         R. Janet Whitmore                  10305 Oaklyn Drive
                                            Potomac, Maryland 20854

         The following provisions shall apply to the directors of the
Corporation:

         A. Each director shall serve for a term beginning on the date of such director's election and ending on the date of the next Annual Meeting of Shareholders following the date of such director's election and until his or her successor is elected and qualified.

         B. In the event of any increase or decrease in the authorized number of directors, each director then serving shall nevertheless continue as director until the expiration of such director's term or such director's prior death, retirement, resignation or removal.

         C. Anything in this Article Seven to the contrary notwithstanding, each director shall serve until such director's successor is elected and qualified, or until such director's earlier death, retirement resignation or removal.

         D. A director may be removed from office with or without cause only by the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote at a meeting duly called for that purpose.


                                  ARTICLE EIGHT

         The following provisions are hereby adopted for the purposes of defining, limiting and regulating the powers of the Corporation and of the directors and stockholders:

         A. The Board of Directors shall have power from time to time and in its sole discretion: (a) to determine in accordance with sound accounting practice what constitutes annual or other net profit, earnings, surplus or net assets in excess of capital; (b) to fix and vary from time to time the amount to be reserved as working capital, or determine that retained earnings or surplus shall remain in the hands of the Corporation; (c) to set apart out of any funds of the Corporation such reserve or reserves in such amount or amounts and for such proper purposes as it shall determine and to abolish or redesignate any such reserve or any part thereof; (d) to borrow or raise money upon any terms for any Corporate purposes; (e) to distribute and pay distributions or dividends in stock, cash or other securities or property, out of surplus or any other funds or amounts legally available therefore, at such times and to the stockholders of record on such dates as it may from time to time, determine; and
(f) to determine whether and to what extent and at what times and places and under what conditions and regulations the books, accounts and documents of the Corporation or any of them shall be open to the inspections of stockholders, except as otherwise provided by statute or by the Bylaws of the Corporation, and, except as so provided no stockholder shall have the right to inspect any book, account or document of the Corporation unless authorized so to do by resolution of the Board of Directors.

         B. The liability of the directors and officers of the Corporation to the Corporation or its stockholders for money damages shall be limited to the fullest extent permitted under Texas law, including the Act now or hereafter in force, and the directors and officers of the Corporation shall have no liability whatsoever to the Corporation or its stockholders for money damages except to the extent which such liability cannot be limited or restricted under Texas law now or hereafter in force. Neither the amendment nor repeal of the foregoing sentence of this Section B of Article Eight nor the adoption nor amendment of any other provision of the Articles or Bylaws of the Corporation inconsistent with the foregoing sentence shall apply to or affect in any manner the applicability of the foregoing sentence with respect to any act or omission of any director or officer occurring prior to any such amendment, repeal or adoption.

         C. The Corporation shall indemnify, in the manner and to the fullest extent permitted by law, any person who is or was a party to or is threatened to be made a party to, any threatened pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation or that such person, while an officer or director of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner or trustee of another corporation, partnership, trust, employee benefit plan or other enterprise. To the fullest extent permitted by law, the indemnification provided herein shall include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement and any such expenses may be paid by the Corporation in advance of the final disposition of any such action, suit or proceeding. Upon authorization by the Board of Directors, the Corporation may indemnify employees and/or agents of the Corporation to the same extent provided herein for directors and officers. Any repeal or modification of any of the foregoing sentences of this Section C of Article Eight shall be prospective in operation and effect only, and shall not adversely affect any right to indemnification or advancement of expenses hereunder existing at the time of any such repeal or modification.

         D. No holders of shares of stock of the Corporation of any class shall have preemptive rights or preferential right to purchase, subscribe for or otherwise acquire any shares of stock of the Corporation of any class now or hereafter authorized or any securities convertible into or exchangeable for shares of stock of the Corporation of any class now or hereafter authorized or any warrants, options or other instrument evidencing rights to purchase, subscribe for or otherwise acquire shares of stock of the Corporation of any class now or hereafter authorized, other than such preferential rights, if any, as the Board of Directors in its sole discretion may determine, and at such price as the Board of Directors in its sole discretion may fix.

         E. The Board of Directors shall have the power, in its sole discretion and without limitation, to authorize the issuance at any time and from time to time shares of stock of the Corporation with or without par value, of any class now or hereafter authorized and of securities convertible into or exchangeable for shares of the stock of the Corporation, with or without par value, of any class now or hereafter authorized, for such consideration (irrespective of the value or amount of such consideration) and in such manner and by such means as said Board of Directors may deem advisable.

         F. The Board of Directors shall have the power, in its sole discretion and without limitation to classify or reclassify any unissued shares of stock, whether now or hereafter authorized, by setting, altering or eliminating in any one or more respects, from time to time before the issuance of such shares, any feature of such shares, including but not limited to the designation, preferences, conversion or other rights, voting powers, qualifications, and terms and conditions of redemption of, and limitations as to dividends and any restrictions on, such shares.

         The enumeration and definition of particular powers of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of the Corporation's articles of incorporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the Laws of the State of Texas now or hereafter in force.

                                  ARTICLE NINE

         A. The Corporation may sell, lease, convey, exchange, transfer, or otherwise dispose of all or substantially all of its assets if the Board of Directors approves the principal terms and the holders of a majority of the outstanding shares entitled to vote approve the principal terms by vote or written consent.

         B. Any merger, share exchange, consolidation or dissolution of the Corporation shall require the affirmative vote or written consent of the holders of a majority of the outstanding shares entitled to vote at a meeting duly called for that purpose.

                                   ARTICLE TEN

         These Articles may be amended by the vote or written consent of the holders of a majority of the outstanding shares entitled to vote.

         IN WITNESS WHEREOF, and in accordance with Article 4.07D of the Act, the undersigned has executed these Third Amended and Restated Articles of Incorporation as of the _____ day of _______, 2003.


                                           By:
                                               --------------------------------
                                               Robert E. Mead,
                                               Chief Executive Officer

                            SILVERLEAF RESORTS, INC.

                  PROXY FOR 2003 ANNUAL MEETING OF SHAREHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned shareholder of Silverleaf Resorts, Inc., a Texas corporation, hereby acknowledges receipt of the Notice of 2003 Annual Meeting of Shareholders and Proxy Statement and hereby appoints James B. Francis, Jr. and
R. Janet Whitmore as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of the Common Stock of Silverleaf Resorts, Inc. held of record by the undersigned on November 3, 2003 at the 2003 Annual Meeting of Shareholders to be held on December 16, 2003 or at any adjournment or postponement thereof.


         This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1 through 6 and in accordance with the recommendations of the Board of Directors on any other matters that may properly come before the meeting.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)
--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 THROUGH 6.

Please mark your
votes as indicated   [X]
in this sample

1.   ELECTION OF  DIRECTORS

[ ]    For the nominees listed to the right         NOMINEES:         J. RICHARD BUDD, III
                                                                      JAMES B. FRANCIS, JR.
                                                                      HERBERT B. HIRSCH
                                                                      ROBERT E. MEAD
                                                                      R. JANET WHITMORE

[ ]    WITHHOLD AUTHORITY
       to vote for the nominees listed to the right                   --------------------------------------
                                                                      For all nominees except as noted above

2. APPROVAL OF AN AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION AND BYLAWS TO ELIMINATE THE STAGGERED BOARD OF DIRECTORS AND TO PROVIDE FOR THE ANNUAL ELECTION OF ALL DIRECTORS.

                  FOR                AGAINST                ABSTAIN

                  [ ]                  [ ]                    [ ]

3. APPROVAL OF AN AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO REDUCE THE VOTES REQUIRED TO AMEND THE ARTICLES OF INCORPORATION FROM TWO-THIRDS OF THE SHARES OF COMMON STOCK OUTSTANDING TO A MAJORITY OF THE SHARES OF COMMON STOCK OUTSTANDING.


                  FOR                AGAINST                ABSTAIN

                  [ ]                  [ ]                    [ ]

4. APPROVAL OF AN AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO REDUCE THE VOTES REQUIRED TO APPROVE A MERGER, SHARE EXCHANGE, CONSOLIDATION, DISSOLUTION, OR SALE OF ALL OR SUBSTANTIALLY ALL OF THE ASSETS OF THE COMPANY FROM TWO-THIRDS OF THE SHARES OF COMMON STOCK OUTSTANDING TO A MAJORITY OF THE SHARES OF COMMON STOCK OUTSTANDING.

                  FOR                AGAINST                ABSTAIN

                  [ ]                  [ ]                    [ ]

5.     APPROVAL OF THE 2003 STOCK OPTION PLAN.


                  FOR                AGAINST                ABSTAIN

                  [ ]                  [ ]                    [ ]

6. RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2003.

                  FOR                AGAINST                ABSTAIN

                  [ ]                  [ ]                    [ ]

7. THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

     PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

     Signature
               ---------------------------------------

     Signature
               ---------------------------------------

     Date
          --------------------------------------------

    Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized name by authorized person.